Exhibit 10.1

CREDIT AGREEMENT

Dated as of July 28, 2015

by and between

NISKA GAS STORAGE PARTNERS LLC,
as the Borrower,

SWAN FINANCE LP,
as Administrative Agent and Collateral Agent,

and

The Lenders Party Hereto

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

ANNEXES

Annex A	Commitments

SCHEDULES

Schedule 5.06	Litigation
Schedule 5.08	Real Property
Schedule 5.11	Audits/Examinations of Tax Returns
Schedule 5.13	Subsidiaries; Other Equity Investments; Information Regarding Loan Parties
Schedule 10.02	Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Guaranty
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Loan Notice
Exhibit E	Form of Solvency Certificate
Exhibit F-1	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2	U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4	U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of July 28, 2015 by and between NISKA GAS STORAGE PARTNERS LLC, a Delaware limited liability company (the “Borrower”), and SWAN FINANCE LP, an Ontario limited partnership, as the Administrative Agent and Collateral Agent, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

RECITALS

WHEREAS, the Borrower, Niska Gas Storage Management LLC, Niska Sponsor Holdings Coöperatief U.A., a Dutch cooperative with exclusion of liability for its members (“Sponsor Guarantor”), Swan Holdings LP and Swan Merger Sub LLC are parties to that certain Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of June 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms therein, the “Merger Agreement”);

WHEREAS, in order to induce Sponsor Guarantor and the Borrower to enter into the Merger Agreement, simultaneously with the execution of the Merger Agreement, BIF II SWAN FINANCE CO. (DELAWARE) LLC (“BIF II”) entered into a commitment letter with respect to the Short-Term Credit Facility (as defined in the Merger Agreement) pursuant to which BIF II agreed to provide debt financing, directly or through one or more of its Affiliates, to the Borrower to fund working capital shortfalls that are not otherwise funded with cash on hand or other credit facilities of the Borrower;

WHEREAS, this Agreement provides for the Short-Term Credit Facility contemplated by the Merger Agreement; and

WHEREAS, the Guarantors (as defined herein) (other than Sponsor Guarantor) desire to guaranty all of the Obligations under the Loan Documents, and the Sponsor Guarantor desires to guaranty all of the Loans and to secure all such Loans under the Loan Documents by granting the Collateral Agent, for the benefit of the Lenders, a first priority perfected security interest and lien upon all of the Equity Interests (as defined herein) in the Borrower, and Niska Gas Storage Management LLC, owned, directly or indirectly, by Sponsor Guarantor, subject to the limitations set forth therein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” has the meaning given such term in the UCC or the PPSA, as applicable.

“Administrative Agent” means Swan Finance LP, in its capacity as administrative agent under any of the Loan Documents, or any permitted successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent.

“Agreement” means this Credit Agreement, as may be amended, supplemented, restated, increased, extended or otherwise modified from time to time in accordance with the terms herein.

“Applicable Canadian Pension Legislation” means, at any time, any applicable Canadian federal or provincial pension benefits standards legislation, including all regulations made thereunder and all legally enforceable rules, regulations, rulings and interpretations made or issued by any Governmental Authority in Canada having or asserting jurisdiction in respect thereof, each as amended or replaced from time to time.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Commitments represented by such Lender’s Commitment at such time.  The initial Applicable Percentage of each Lender is set forth as its “Applicable Percentage” opposite the name of such Lender on Annex A or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Assignment and Assumption Agreement” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b) hereof), and accepted by the Administrative Agent in a form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Bcf” means billion cubic feet.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d- 3 and Rule 13d- 5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time (other than any right conditioned upon the occurrence of events or circumstances outside such person’s control). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means the borrowing of a Loan under Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or Calgary, Alberta.

“Canadian Loan Parties” means (a) each Subsidiary of the Borrower that (x) is organized under the laws of any jurisdiction in Canada and (y) is or is required to be a party to any Loan Document and (b) Niska Partners Coöperatief U.A.

“Canadian Pension Plan” means any plan, program, agreement or arrangement that is a pension plan for the purposes of Applicable Canadian Pension Legislation which is maintained or contributed to, or to which there is or may be an obligation to contribute, by any Canadian Loan Party in respect of their respective employees in Canada, but excluding, for greater certainty, the Canada and Quebec Pension Plans.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person as of the date of any determination thereof.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change of Control”  means the occurrence of any one of the following events:

(i)

the Borrower ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of its Subsidiaries, other than in connection with a transaction permitted by Section 7.05 or 7.06 of this Agreement; or

(ii)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than any Permitted Investor) shall become the Beneficial Owner, directly or indirectly, of more than thirty-five percent (35%) of the then outstanding Voting Stock of the Borrower;

provided, that for the avoidance of doubt, the transactions contemplated by the Merger Agreement shall not constitute a “Change of Control” hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property of any kind which is subject to a Lien in favor of the Secured Parties (or in favor of the Administrative Agent for the benefit of the Secured Parties) that is granted or created to secure all or part of the Obligations.

“Collateral Agent” means Swan Finance LP, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Commitment” means, with respect to any Lender, its obligation to make the Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth as its “Commitment” opposite such Lender’s name on Annex A or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Tangible Assets” means, as to any Person, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with

GAAP (less applicable reserves reflected in such balance sheet) after deducting therefrom all goodwill, trademarks, patents, unamortized debt discount and expenses and any other like intangibles.

“Contractual Obligation” means, as to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controlled by” and “under common Control with” have meanings correlative thereto.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada (or any province therein) or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means 12% per annum.

“Disposition” means the sale, transfer, license, or other disposition (including any sale leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and the terms “Dispose” and “Disposing” have corresponding meanings.

“Dollar Equivalent” means, on any date of determination, with respect to obligations or valuations denominated in any currency other than Dollars (the “first currency”), the amount of Dollars which would result from the Administrative Agent converting the first currency into Dollars at the close of business on the day prior to such date of determination at such rate as the Administrative Agent may determine in its reasonable discretion (it being understood that with respect to Canadian dollars, the “Dollar Equivalent” shall be determined, on any day, on the basis of the Bank of Canada noon rate, quoted or published by the Bank of Canada, at which Canadian dollars may be exchanged into Dollars).

“Dollars”, “US Dollars” or “$” means the lawful currency of the United States.

“Effective Date” means July 28, 2015.

“Enforcement Action” shall mean, collectively or individually, any of the following: (a) to demand, sue for, take or receive from or on behalf of any Loan Party of any of the Obligations, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party with respect to the Obligations, (b) to initiate or participate with others in any suit, action or proceeding against any Loan Party to (i) enforce payment of or to collect the whole or any part of the Obligations, or (ii) commence judicial enforcement of any of the rights and remedies under the Loan Documents or applicable law with respect to the Obligations, (c) to accelerate any of the Obligations, or (d) to participate in any Insolvency Proceeding against, or with respect to any of the assets of, any Loan

Party instituted by any creditor thereof or taking any action to institute, or joinder with other creditors of any Loan Party for the purpose of instituting, any Insolvency Proceeding against any Loan Party or of any portion of the assets of any Loan Party; and such term shall include the exercise of remedies provided for in Section 8.02.

“Environmental Laws” means any and all applicable federal, state, provincial, territorial, local, or foreign statutes, Laws (including common law), judgments, orders, decrees, concessions, grants, franchises, licenses, certificates, entitlements, agreements or governmental authorizations or restrictions, or other legal requirement, regulating or prohibiting releases of materials into any part of the workplace or the environment, or pertaining to the protection or improvement of natural resources or wildlife, the environment or public and employee health and safety, or pollution or exposure to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Atomic Energy Act (42 U.S.C. Section 2014 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Communications Act (47 U.S.C. Section 151 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Canadian Environmental Protection Act, 1999, the Navigable Waters Protection Act, the Canadian Environmental Assessment Act, the Species at Risk Act, the Fisheries Act, the Hazardous Products Act, the Hazardous Materials Information Review Act, the Nuclear Safety and Control Act, the Transportation of Dangerous Goods Act, 1992, the Environmental Protection and Enhancement Act (Alberta), the Water Act (Alberta), the Dangerous Goods Transportation and Handling Act (Alberta), the Safety Codes Act (Alberta), the Occupational Health and Safety Act (Alberta), the Climate Change and Emissions Management Act (Alberta), the Oil and Gas Conservation Act (Alberta), the Energy Resources Conservation Act (Alberta), the Pipeline Act (Alberta), the Municipal Government Act (Alberta), the Forest and Prairie Protection Act (Alberta), and the regulations promulgated pursuant thereto, and any such applicable foreign, state, provincial, or local statutes, and the regulations promulgated pursuant thereto.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs or expenses related to environmental studies, assessments and remediation, fines, penalties, indemnities or consulting or legal fees), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means (a) each Immaterial Subsidiary for so long as such Subsidiary remains an Immaterial Subsidiary, (b) each Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements hereof (for so long as such Subsidiary remains a non-wholly-owned Subsidiary) and (c) each Subsidiary to the extent that (i) such Subsidiary is prohibited by any applicable Contractual Obligation or Laws from guaranteeing the Obligations, (ii) any Contractual Obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a Contractual Obligation the right to terminate its obligation thereunder; provided that (x) the aggregate assets and aggregate revenues of any Subsidiary so designated as at the end of and for any Fiscal Year may not exceed, respectively, 3% of the Consolidated Tangible Assets of the Borrower and 3% of aggregate revenues of the Borrower as reflected on the most recent financial statements delivered pursuant to Section 6.01(a), and (y) the aggregate assets and aggregate revenues of all such Subsidiaries so designated as at the end of and for any Fiscal Year may not exceed, respectively, 5% of the Consolidated Tangible Assets of the Borrower and 5% of total revenues of the Borrower as reflected on the most recent financial statements delivered pursuant to Section 6.01(a).

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (in each case, however denominated), and franchise taxes imposed on it (in lieu of net income taxes), and branch profits taxes imposed on it, in each case (i) in the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, or has its principal office or, in the case of any Lender, has its applicable lending office located or (ii) in which there is a present or former connection between such Lender or recipient and the jurisdiction imposing such tax (other than a present or former connection arising from executing, delivering or performing its obligations or receiving a payment under, or enforcing, any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender, U.S. federal withholding Tax that is imposed on amounts payable to the Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender designates a new Lending Office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to

Section 3.01, (c) Taxes attributable to such Lender’s failure to comply with Section 3.01(e), and (d) any withholding Taxes imposed under FATCA.

“Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means any fiscal year of the Borrower ending March 31.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means the Sponsor Guaranty, the Guaranty and each other guaranty agreement made by a Loan Party in favor of the Administrative Agent, for the benefit of the Secured Parties, and “Guaranty” means any of the foregoing.

“Guaranty” means a Guaranty made by the Loan Parties in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit B hereto.

“Guarantors” means, collectively, the Sponsor Guarantor and each Subsidiary of the Borrower that executes and delivers to the Administrative Agent a Guaranty (or an applicable supplement thereto) unless released from such Guaranty pursuant to the provisions hereof.  For the avoidance of doubt, “Guarantors” hereunder shall include all Persons that are or are required to be “Guarantors” under the Revolver Credit Agreement.

“Hazardous Materials” means all explosive or radioactive substances, wastes or recyclables and all hazardous or toxic substances, wastes, recyclables or other pollutants, and all substances which, if released, may cause impairment of or damage to the environment, human health or safety or property, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes or recyclables of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person means the obligations of such Person under Swap Contracts dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means, as at any date, any Subsidiary of the Borrower designated as such by the Borrower in a certificate delivered by the Borrower to the Administrative Agent on the Effective Date or at any time thereafter (and which designation has not been rescinded in a subsequent certificate of the Borrower delivered to the Administrative Agent); provided that the aggregate assets of all such Subsidiaries so designated as at the end of and for any Fiscal Year may not exceed 5.0% of Consolidated Tangible Assets of the Borrower as reflected on the most recent financial statements delivered pursuant to Section 6.01(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not unpaid for more than 60 days after the date on which such trade account payable was created);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   Capital Lease Obligations and Synthetic Lease Obligations; and

(g)                                  all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless, and to the extent that, such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.06(e).

“Insolvency Proceeding” shall mean, with respect to any Person, any involuntary or voluntary liquidation, dissolution, or any sale of all or substantially all of the assets in connection with any reorganization of such Person following a default, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement or composition of such Person (whether or not pursuant to Debtor Relief Laws) and any other proceeding, whether voluntary or involuntary, under Debtor Relief Laws for the protection of debtors involving such Person or any of its assets.

“Intercreditor Amendment” has the meaning set forth in Section 6.12(a).

“Interest Act (Canada)” means the Interest Act (Canada), including the regulations made and, from time to time, in force under that Act.

“Interest Payment Date” means (a) the last Business Day of each March, June, September and December and (b) the Maturity Date.

“Investment” means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but shall be reduced by the amount of any returns on such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“Judgment Interest Act (Alberta)” means the Judgment Interest Act of Alberta, including the regulations made and, from time to time, in force under that Act.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local laws, statutes, treaties, rules, guidelines, directives, guides, bulletins, interpretations, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and includes the successors of each such party as Lenders hereunder pursuant to Section 10.06.

“Lending Office” means the office or offices as each Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, floating charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, whether arising under any Law or by contract (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing); provided that, for the avoidance of doubt, the Merger Agreement shall not be deemed to be a “Lien.”

“Loan” means a term loan made pursuant to Section 2.01.

“Loan Documents” means this Agreement, the Note, the Guaranties, the Security Documents, the Intercreditor Agreement, each amendment, supplement, joinder, modification, consent or waiver of, to or in respect of any of the foregoing entered into from time to time, and all other agreements and instruments at any time delivered in connection herewith or therewith (exclusive of term sheets and any commitment letter); provided, that for the avoidance of doubt, the Merger Agreement shall not be deemed to be a “Loan Document” hereunder.

“Loan Notice” means a notice of a Borrowing pursuant to Section 2.01, which shall be substantially in the form of Exhibit D.

“Loan Parties” means, collectively, the Borrower, the Sponsor Guarantor, and each Subsidiary of the Borrower that is or is required to be a party to any Loan Document.

“Mark-to-Market” means the process of revaluing for trading purposes commodity contracts held by any Person, whether in respect of physical inventory, futures, forward exchanges, swaps or other derivatives, in each case relating to Natural Gas, and which contracts may have a fixed price, a floating price and fixed differential, or other pricing basis, to the current market prices for such contracts, and determining the gain or loss on such contracts, on an aggregate net trading basis for all such contracts of such Person, by comparing the original prices of such contracts to the market prices on the date of determination.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (c) a material impairment of the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means the earlier to occur of (a) January 28, 2017 and (b) the Trigger Date.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Merger Agreement” has the meaning set forth in the Recitals to this Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Natural Gas” means any mixture of hydrocarbons or hydrocarbons and noncombustible gases, in a gaseous state, consisting primarily of methane.

“Natural Gas Storage Facility” means any Natural Gas storage facility now or hereafter owned, leased or utilized by any Loan Party and operated by a Loan Party, other than the NGPL Facility; provided that, for the avoidance of doubt, the natural gas storage facilities owned by the Loan Parties and commonly known and described as Countess and Suffield shall each be deemed to be a separate Natural Gas Storage Facility.

“NGPL Facility” means the storage facilities owned or operated by Natural Gas Pipeline Company of America in respect of which the Loan Parties have rights to store Natural Gas pursuant to one or more contracts with Natural Gas Pipeline Company of America.

“Non-US Lender” means any Person acting as a Lender that is organized under the Laws of a jurisdiction other than the United States. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender hereunder, substantially in the form of Exhibit A.

“Obligations” means all advances to, and debts, liabilities, obligations and covenants of, any Loan Party arising under any Loan Document with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including without limitation, the Loans and interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment that are Taxes imposed as a result of a present or former connection between a Lender or other recipient and the jurisdiction imposing such tax (other than a present or former connection arising from executing, delivering or performing its obligations or receiving a payment under, or enforcing, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Participant” has the meaning specified in Section 10.06(b).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law on October 26, 2001)), as amended or modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permits and Authorizations” means all permits, licenses, approvals, certificates, entitlements, exemptions and other authorizations issued by Governmental Authorities, including those required under Environmental Laws, certificates of occupancy, those permits required in connection with the ownership and operation of the Loan Parties’ respective businesses (including all Natural Gas Storage Facilities and applicable pipelines), and all amendments, modifications, consolidations, replacements, supplements, general and specific terms and conditions and addenda thereto.

“Permitted Business” means either (a) purchasing, gathering, transporting, marketing, selling, distributing, storing or otherwise handling or providing services relating to Hydrocarbons or activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses, (b) or any other activity consistent with the Risk Management Policy or (3) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable business judgment.

“Permitted Investors” means the Sponsor and its affiliates (but excluding the Borrower and its Subsidiaries) for so long as a Permitted Investor is an affiliate of the Borrower.

“Person” means any natural person, corporation (including an unlimited liability corporation), limited liability company, trust, joint venture, association, company, partnership (limited or general), Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower, or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Position” means (a) any physically owned Natural Gas constituting inventory, (b) any obligation to purchase or sell Natural Gas constituting inventory, however evidenced, whether for the then current or forward time, (c) any exchange or over-the-counter put, call or other options or any forward or futures contract relating to Natural Gas that constitutes inventory, (d) any type of Swap Contract relating to Natural Gas constituting inventory and (e) any other arrangement relating to Natural Gas constituting inventory that has price or spread risk.

“PPSA” means the Personal Property Security Act (Alberta).

“Project Subsidiary” means any Subsidiary of the Borrower that is designated as a Project Subsidiary pursuant to a resolution of the board of directors or similar governing body, and any Subsidiary thereof, but only to the extent that such Subsidiary: (a) has no Indebtedness that is recourse to any Loan Party; (b) except as permitted hereunder, is not party to any agreement, contract, arrangement or understanding with the Borrower or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any Subsidiary has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, seepage, spill, emission, leak, escape, pumping, injection, deposit, disposal, discharge, dispersal, leaching, dumping or migration into the environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the aggregate Outstanding Amount of all Loans as of such date.

“Responsible Officer” means with respect to any Loan Party, the chief executive officer, president, a vice president, chief financial officer, treasurer or assistant treasurer of such Loan Party (or, if such Loan Party is managed by a third party, such as a general partner, manager or managing member, the persons performing comparable roles).  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party (a) shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party (or, if such Loan Party is a general partnership, on the part of such Loan Party’s general partner), (b) such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party (or, if such Loan Party is a limited partnership, on behalf of such Loan Party’s general partner) and (c) such Responsible Officer shall be conclusively presumed to have acted in his or her capacity as an officer of such Loan Party (or, if such Loan Party is limited partnership, as an officer of such Loan Party’s general partner), and not in his or her individual capacity.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Loan Party’s or any Subsidiary’s stockholders, partners or members (or the equivalent of any thereof).

“Revolver Agent” means Royal Bank of Canada in its capacity as administrative agent and collateral agent for the lenders under the Revolver Credit Agreement.

“Revolver Amendment” has the meaning set forth in Section 6.12(a).

“Revolver Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 29, 2012, by and among Niska Gas Storage US, LLC, AECO Gas Storage Partnership, the Borrower, the lenders party thereto, and Revolver Agent, in the form as it exists on the Effective Date and without regard to any amendments or changes thereto subsequent to the Effective Date except for (i) amendments thereto expressly agreed to in writing by the Required Lenders and (ii) amendments that are each (a) favorable to the Lenders or (b) more restrictive with respect to the conduct of the Borrower.

“Revolver Priority Collateral” means all assets of the Loan Parties covered by a Lien in favor of the Revolver Agent and constituting Accounts, inventory and related assets, including any assets comprising the “Borrowing Base” as defined in the Revolver Credit Agreement (excluding property, plant and equipment); provided that the foregoing definition shall be subject to the terms of the Intercreditor Agreement.

“Risk Management Policy” means the Risk Management Policy, which has been adopted by the Loan Parties on or prior to the Effective Date, as such policy may be amended, supplemented or otherwise modified from time to time by the Loan Parties to the extent consistent with customary industry practice, and in all cases as permitted under the Merger Agreement.

“Secured Parties” means the Administrative Agent, the Collateral Agent, each Lender, and each other Person to which any of the Obligations is owed.

“Security Documents” means the Sponsor Pledge Agreement, any security agreements, pledge agreements, mortgages and all other security agreements, deeds of trust, chattel mortgages, pledges, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore or hereafter delivered by any Loan Party to the Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure the payment of any part of the Obligations or the performance of any Loan Party’s other obligations under the Loan Documents.

“Senior Notes” means the $575 million principal amount of 6.50% senior notes due 2019 issued by Niska Gas Storage Finance Corp and Niska Gas Storage Canada ULC.

“Senior Notes Documents” means, collectively, the senior notes indenture, any supplemental indentures relating thereto, the Senior Notes and any other agreement or document related thereto.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor” means, collectively, Carlyle/Riverstone Global Energy and Power Fund II, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P. and their respective Control Investment Affiliates.

“Sponsor Guarantor” means Niska Sponsor Holdings Coöperatief U.A., a cooperative with exclusion of liability for its members (coöperatie met uitsluiting van aansprakelijkheid voor haar leden) under Dutch law, with corporate seat in Amsterdam, the Netherlands, having its address at Prins Bernhardplein 200, 1097 JB, Amsterdam, the Netherlands, and registered with the Dutch Trade Register under number 34391076.

“Sponsor Guaranty” means the Guaranty Agreement, dated as of the Effective Date, executed by Sponsor Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, whereby Sponsor Guarantor guarantees the payment of all Loans.

“Sponsor Guaranty Termination Date” means the date upon which the Sponsor Guaranty shall terminate, as set forth in Section 15 of the Sponsor Guaranty.

“Sponsor Pledge Agreement” means the Pledge Agreement, dated as of the Effective Date, executed by Sponsor Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, whereby Sponsor Guarantor pledges the Equity Interests it holds in the Borrower as Collateral.

“Subordinated Debt” means Indebtedness subordinated to the Obligations on terms and pursuant to agreements reasonably acceptable and satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, a Project Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of Articles V, VI (other than Section 6.01), VII and VIII of this Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, commodity futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any international foreign exchange master agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the Mark-to-Market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off balance sheet or tax retention lease.

“Tax Returns” has the meaning set forth in Section 5.11(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including all interest, fines and penalties with respect thereto.

“Term Priority Collateral” means all assets of the Loan Parties covered by a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, and not constituting Revolver Priority Collateral; provided that the foregoing definition shall be subject to the terms of the Intercreditor Agreement.

“Total Commitment” means the aggregate commitment of the Lenders to make the Loans, which aggregate commitment shall be $50,000,000.00 prior to the Maturity Date.

“Trigger Date” means the first to occur of (a) the acceleration of the Loans during the continuance of an Event of Default, (b) the date on which the Merger Agreement is terminated in accordance with its terms, (c) the date that is 90 days after the date on which the Administrative Agent, acting at the direction of the Required Lenders, provides written notice to the Borrower stating that Required Lenders have determined, acting reasonably and in good faith, that the acquisition of the business of the Borrower and its Subsidiaries pursuant to the Merger Agreement cannot or will not be consummated for any reason, including without limitation regulatory matters or legal bars, and (d) any uncured breach of any other agreement between the Borrower or Sponsor Guarantor, on the one hand, and any Lender or any Affiliate thereof, on the other hand, which results in termination of such agreement.

“Trigger Event Period” shall have the meaning provided for such term in the Revolver Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“US Loan Parties” means the Borrower and each Subsidiary of the Borrower that (a) is organized under the laws of any jurisdiction of the United States and (b) is, or is required to be a party to any Loan Document.

“Voting Stock” of any specified Person as of any date, means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors or any similar governing body of such Person.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.05                        Dollar Equivalents.  Unless otherwise specified herein, (i) all dollar amounts expressed herein shall refer to Dollars and (ii) for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), each obligation or calculation shall be converted to its Dollar Equivalent. Unless otherwise provided, dollar ($) baskets set forth in the representations and warranties, covenants and events of default provisions of this Agreement and other similar baskets (it being understood that this sentence does not apply to Article II of this Agreement) are calculated as of each date of measurement by the Dollar Equivalent thereof as of such date of measurement; provided that if any such baskets are exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such baskets were accessed, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

1.06                        Designation of Project Subsidiaries.

(a)                                 The Borrower may designate any Subsidiary to be a Project Subsidiary (i) if such designation would not result in a Default or an Event of Default and (ii) to the extent the Revolver Credit Agreement remains effective, for so long as such Subsidiary is designated as a Project Subsidiary under the Revolver Credit Agreement.  If a Subsidiary is designated as a Project Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Borrower or any of its other Subsidiaries in the subsidiary designated as a Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Investments permitted hereunder. That designation will only be permitted if the Investment would be permitted at that time and if such Subsidiary otherwise meets the definition of a Project Subsidiary. Any Project Subsidiary may be redesignated to be a Subsidiary if that redesignation would not cause a Default or an Event of Default upon such redesignation.

(b)                                 The Borrower will notify the Administrative Agent promptly following the designation of any Project Subsidiary, which notification shall include a certification by a Responsible Officer to the effect that such designation complied with the preceding conditions and was permitted by Section 7.02. If, at any time, any Project Subsidiary fails to meet the preceding requirements of a Project Subsidiary, it will thereafter cease to be a Project Subsidiary for purposes hereof and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary of the Borrower as of the date of such determination.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower, denominated in Dollars, from time to time on any Business Day prior to the Maturity Date, in a principal amount that will not result in (i) such Lender’s Exposure exceeding such Lender’s Commitment, or (ii) the aggregate principal amount of the Loans (excluding principal representing interest that has been capitalized and added to the principal amount of the Loans outstanding in accordance with the terms of Section 2.05(d) hereof) outstanding exceeding the Total Commitment.  Within the foregoing limits and subject to the other terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

2.02                        Borrowings.

(a)                                 Notice of Borrowing.  Each Borrowing shall be made upon the Borrower’s written notice to the Administrative Agent.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. five Business Days prior to the requested date of any Borrowing.  Each Borrowing shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Loan to be borrowed and (iii) wire instructions for the funding of the Loan.

(b)                                 Funding of Loans.  Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans and each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make funds available to the Borrower by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

2.03                        Prepayments.

(a)                                 Optional Prepayments.  The Borrower may, upon five Business Days’ prior written notice to the Administrative Agent, from time to time voluntarily prepay Loans made to it in whole or in part, without premium or penalty, provided that partial prepayments shall be in an amount that is not less than $1,000,000.  The Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)                                 General Provisions Relating to Prepayments.  Each prepayment of the Loans under Section 2.03(a) shall be accompanied by all interest then accrued and unpaid (excluding, for the avoidance of doubt, interest capitalized and added to the principal amount of the Loans outstanding in accordance with Section 2.05(d)) on the principal so prepaid.  Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

2.04                        Repayment of Loans.  The Borrower shall repay on the Maturity Date the aggregate principal amount of the Loans outstanding on such date.

2.05                        Interest.

(a)                                 Rate of Interest.  Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof (including amounts capitalized pursuant to this Section 2.05) at a rate per annum equal to 10.00%, compounded quarterly on each Interest Payment Date.

(b)                                 Increased Rate of Interest in Certain Circumstances.  So long as an Event of Default has occurred and is continuing, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c)                                  Interest on Past Due Amounts.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)                                 Payment of Interest; Election to Pay Interest In Kind.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date.  At the election of the Borrower, interest on each Loan may be paid in kind on each Interest Payment Date by capitalizing and adding the accrued interest on such Interest Payment Date to the principal amount of the Loans outstanding after which time such amount shall constitute principal owing hereunder and shall accrue interest in accordance with the terms hereof.  The Borrower will notify the Administrative Agent in writing of its election to pay interest in kind as provided in the immediately preceding sentence not less than five Business Days prior to the applicable Interest Payment Date.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding. The covenant to pay interest at the rate provided hereunder shall not merge in any judgment relating to the Obligations.

(e)                                  Computation of Interest.  All computation of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or other rate shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest or other rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year. Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year of 360 days, such rate of interest or other rate shall be expressed, for purposes of the Interest Act (Canada), as a rate per annum, calculated on the basis of a 365 day year, by multiplying such rate of interest or other rate by 365 and dividing it by 360.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made, shall, subject to Section 2.07(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusively correct and binding for all purposes, absent manifest error.

2.06                        Evidence of Debt.  The Loans made hereunder shall be evidenced by one or more accounts or records maintained by such Lender and the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be presumed correct, absent manifest error, with respect to the amount of the Loans made by the applicable Lenders and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  The Borrower shall execute and deliver to each Lender a Note which shall evidence such Lender’s Loans, in addition to such accounts or records.  Each Lender may attach schedules to the Note and endorse thereon the date, amount and maturity of the Loans and payments with respect thereto.

2.07                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. All payments of principal and interest on each Loan shall be made in Dollars.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at 250 Vesey Street, 15th Floor, New York, NY 10281-1023, and in immediately available funds not later than 1:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender.  All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)                                 Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loans set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(c)                                  Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(d)                                 Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e)                                  Currency Indemnity.  If a payment relative to any of the Obligations is made to any Agent or any Lender in a currency (the “Other Currency”) other than the currency in which such Obligation is denominated (the “Obligation Currency”), whether voluntarily or pursuant to an order of judgment of a court or tribunal of any jurisdiction, such payment will, to the extent permitted by applicable Law, constitute a discharge of the liability in respect of such Obligation only to the extent of the amount of Obligation Currency which such Agent or Lender purchases with the amount received at the designated place of payment, such purchase to be at such time as such Agent or Lender may reasonably elect, but in any event within three Business Days after receipt of such payment. If the amount of Obligation Currency able to be purchased is less than the amount of Obligation Currency originally due to such Agent or Lender in respect to the relevant Obligation, the Borrower will indemnify and save such Agent or Lender harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained herein, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Agent or any Lender and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

2.08                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon or fees with respect thereto greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other applicable Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)                                 if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(b)                                 the provisions of this Section 2.08 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply) or (iii) any payment received by any Lender pursuant to Section 9.10; and

(c)                                  if any Lender shall exercise a right of set-off or counterclaim with respect to any asset that could be subject to an Enforcement Action and distributed pursuant to Section 9.10 if realized on as a result thereof, the benefit of any payment received as a result of such set-off or counterclaim shall be shared by the Lenders pursuant to this Section 2.08 ratably in accordance with the respective distributions in respect of realizing on such asset to which the Lenders would have been entitled if such asset had been realized on pursuant to an Enforcement Action and the proceeds of such realization distributed pursuant to Section 9.10.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III.
TAXES AND YIELD PROTECTION

3.01                        Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased (and in the case of interest, the amount of interest shall be increased) as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted and withheld to the relevant Governmental Authority or its agent in accordance with applicable Law.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower.  The Loan Parties Borrower shall jointly and severally indemnify the applicable Agent or Lender or other applicable recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by such Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses (including reasonable attorneys’ and accountants’ fees and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate prepared in good faith as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, the Lender shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  Within 30 days after the date of any payment of any Taxes by a Loan Party to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (to the extent such a receipt is issued), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.

(i)                                     Each Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (in such number of copies as shall be requested by the recipient provided that each Lender shall deliver at least one of such applicable forms) the applicable forms specified in subsections (A), (B), (C), (D), (E), and (F) of this Section 3.01(e)(i) and from time to time upon the reasonable request of the Borrower and the Administrative Agent, but only if the Lender is legally entitled to do so.

(A)                               duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B)                               duly completed copies of Internal Revenue Service Form W-8ECI or any successor form claiming exemption from U.S. federal withholding tax because the applicable income is effectively connected with a U.S. trade or business;

(C)                               in the case a Lender is a Non-US Lender claiming exemption under Section 871(h) or 881(c) of the Code, duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or any successor form and a certificate substantially in the form of Exhibit F-1 to the effect that such Non-US Lender is a not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section

881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a U.S. Tax Compliance Certificate);

(D)                               duly completed copies of Internal Revenue Service Form W-9 or any successor form certifying such Lender is exempt from U.S. backup withholding;

(E)                                to the extent a Non-US Lender is not the beneficial owner, duly completed copies of Internal Revenue Service Form W-8IMY, accompanied by Form W-8ECI, Form W-8BEN or W-8BEN-E (or any successor form(s)), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Internal Revenue Service Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; and

(F)                                 Any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax or any other applicable withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(ii)                                  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               On or before the date Swan Finance LP (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two duly executed originals of either (i) Internal Revenue Service Form W-9 (or any successor forms) or (ii) a U.S. branch withholding certificate on Internal Revenue Service Form W-8IMY (or any successor forms) evidencing its agreement with the Borrower to be treated as a “United States person” (as defined in Section 7701(a)(30) of the Code) (with respect to amounts received on account of any Lender) and Internal Revenue Service Form W-8ECI (or any successor forms) (with respect to amounts received on its own account), with the effect that, in either case, to the extent the Borrower is a “United States person” (as defined in Section 7701(a)(30) of the Code) it will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

(iv)                              In addition, if requested by the Borrower or the Administrative Agent, each Lender shall promptly deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not the Lender is subject to any other exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document, or subject to backup withholding or information reporting requirements.  Furthermore, each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01(e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  If any Agent or Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent or Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) (such amount the “Refund Amount”), provided that the Borrower, upon the request of such Agent or Lender, agrees to repay the Refund Amount (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or Lender if such Agent or Lender is required to repay such refund to such Governmental Authority, provided however that the Borrower shall be permitted to refuse receipt of a Refund Amount. This subsection shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, and nothing in this subsection shall be construed so as to interfere with the right of any Agent or Lender to arrange its tax affairs as it deems appropriate. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or a Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Lender in a less favorable net after-Tax position than such party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g)                                  Defined terms.  For purposes of this Section 3.01, the term “applicable law” includes FATCA.

3.02                        Survival.  All of the obligations of the Borrower under this Article III shall survive termination of the Total Commitment and repayment of all Obligations hereunder.

3.03                        Merger Agreement Indemnity Terms Unchanged Hereby.  Nothing contained in this Article III shall be deemed to alter, amend, modify or change the terms of Section 12.6 of the Merger Agreement.

ARTICLE IV.
CONDITIONS PRECEDENT TO THIS AGREEMENT AND CREDIT EXTENSIONS

4.01                        Conditions of Agreement.  The effectiveness of this Agreement is subject to satisfaction or waiver of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party unless otherwise specified, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     executed counterparts of (A) this Agreement from each party hereto, (B) the Note, (C) each of the Guaranties from each Person required to be a Guarantor under the Revolver Credit Agreement, (D) the Sponsor Pledge Agreement and (E) such other documents as the Administrative Agent shall reasonably request in connection with the perfection of the Collateral Agent’s security interest in the Equity Interests in the Borrower owned by the Sponsor Guarantor, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(ii)                                  for each of the Loan Parties:

(A)                               a copy of such Loan Party’s Organization Documents, as amended up to and including the Effective Date, (1) certified (to the extent such certification can be obtained) as of a recent date by the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, and (2) certified as of the Effective Date by the secretary or assistant secretary of such Loan Party or a Responsible Officer of such Loan Party as being in full force and effect without further modification or amendment;

(B)                               a good standing certificate or certificate of status from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Effective Date; provided, that the Borrower shall not be required to provide such documentation with respect to the Sponsor Guarantor or Niska Partners Coöperatief U.A.;

(C)                               signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which it is a party, dated as of the Effective Date;

(D)                               duly adopted resolutions of the board of directors or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound, certified as of the Effective Date by the secretary or assistant secretary of such Loan Party or a Responsible Officer of such Loan Party, as being in full force and effect without modification or amendment; and

(E)                                such other documents as the Administrative Agent may reasonably request;

(iii)                               the favorable opinions (addressed to the Administrative Agent and the Lenders) of (A) Latham & Watkins LLP, counsel to the Loan Parties, and (B) Bennett Jones LLP, Canadian counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(iv)                              the results of a recent lien search in each of the jurisdictions where the Loan Parties are located (within the meaning of the UCC or the PPSA, as applicable) and each other jurisdiction that the Administrative Agent may reasonably request, and such search shall reveal no liens on any assets of the Loan Parties except for liens permitted by Section 7.01 or released or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent; and

(v)                                 a certificate signed by a Responsible Officer of the Borrower (it being understood that, with respect to such person executing such certificate as a Responsible Officer, such certificate is provided in such person’s capacity as an officer of the Borrower and not in such person’s individual capacity):

(A)                               certifying that, since March 31, 2015, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

(B)                               certifying that the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(C)                               certifying that no Default or Event of Default has occurred and is continuing; and

(D)                               certifying that, as of the Effective Date, there is no action, suit, investigation or proceeding pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect; and

(vi)                              a certificate of a Responsible Officer of the Borrower (it being understood that, with respect to the person executing such certificate as a Responsible Officer of Borrower, such certificate is provided in such person’s capacity as an officer of the Borrower, and not in such person’s individual capacity), substantially in the form of Exhibit E, attesting to the Solvency of each Loan Party, on a consolidated basis, as of the Effective Date.

(b)                                 After giving effect to the transactions contemplated hereby, the Loan Parties shall not have any outstanding Indebtedness other than (i) Indebtedness under the Revolving Credit Agreement, (ii) the Obligations and (iii) Indebtedness permitted by the Merger Agreement.

(c)                                  The Administrative Agent shall have received all documentation and other information required by any Governmental Authority under any applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(d)                                 The Borrower shall have paid all fees, charges and disbursements of not more than one US and one Canadian counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent), in each case, to the extent estimated or invoiced at least one (1) Business Day prior to the Effective Date; provided that this Section 4.01(d) shall not apply to any fees, charges and disbursements made or incurred in connection with the preparation, negotiation, execution, delivery or performance of the Merger Agreement or expenses related to any diligence with respect thereto.

4.02                        Conditions to all Loans.  The obligation of the Administrative Agent and the Lenders to honor any Loan Notice is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)                                 No Default or Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)                                  The Administrative Agent shall not have provided to the Borrower written notice that the Administrative Agent has determined, acting reasonably and in good faith, that the acquisition of the business of the Borrower and its Subsidiaries pursuant to the Merger Agreement cannot or will not be consummated for any reason, including without limitation regulatory matters or legal bars.

(d)                                 The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) through (c) have been satisfied on and as of the date of such Loan.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01                        Existence, Qualification and Power.  Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, to the extent such concept is applicable in such jurisdiction, in good standing, under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all applicable Laws; except in each case referred to in clause (b)(i), (c) or (d) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (other than Liens created under the Security Documents), including, without limitation, the Revolver Credit Agreement or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or

(c) violate any Law, except in each case referred to in clause (b) or (c), to the extent such violations could not reasonably be expected to have a Material Adverse Effect.

5.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents or (d) to the best of the Loan Parties’ knowledge, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents (other than, in each case, as contemplated by the Loan Documents), except for (i) those that have been obtained, taken, given or made prior to the Effective Date and are in full force and effect, (ii) those filings required after the Effective Date to maintain the validity, perfection and priority of any Liens created under the Security Documents, (iii) those filings required after the Effective Date to create and perfect any Liens created pursuant to the requirements of Sections 6.12 and 6.13, (iv) those required in the ordinary course of business of the Loan Parties in order to comply with the requirements of applicable Law (provided that, to the extent non-compliance could reasonably be expected to result in a Material Adverse Effect, they will be obtained by the times required by applicable Law), (v) those required by applicable Law in connection with any Disposition of Collateral by the Administrative Agent or other Secured Party in the course of exercising remedies pursuant to the Security Documents and (vi) to the extent that non-compliance could not reasonably be expected to result in a Material Adverse Effect.

5.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 Since March 31, 2015, there has been no event or circumstance either individually or in the aggregate that has had or could reasonably be expected to have a Material Adverse Effect.

(b)                                 The most recent financial statements furnished pursuant to (i) Section 6.01(a) and (ii) Section 6.01(b), in each case, were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries in each case, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clause (ii), to the absence of footnotes and to normal year-end audit adjustments.

5.06                        Litigation.  Except as set forth on Schedule 5.06, there are no investigations, actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or against any of the Loan Parties’ properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07                        No Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                        Ownership of Property; Liens.  Each Loan Party has good record (or registered) title in fee simple to, or valid leasehold interests in, or holds other valid rights pursuant to access agreements, petroleum and natural gas leases, trust agreements or other agreements, to, all real property necessary or used in the ordinary conduct of its business, except (a) any deficiency in such rights existing at the time such property was acquired or any other deficiency that would not reasonably be expected to have a Material Adverse Effect and (b) Liens permitted by Section 7.01.

Set forth on Schedule 5.08 is a complete and accurate list, as of the Effective Date, of the addresses of all real property owned or leased by any Loan Party.

5.09                        Environmental Compliance.  Each Loan Party conducts, from and after the Effective Date, in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10                        Insurance.  The properties of each Loan Party are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates.

5.11                        Taxes.  (a) Each Loan Party has filed all federal and other material tax returns and reports required to be filed (collectively, the “Tax Returns”); all such Tax Returns are true, correct and complete in all material respects; and all material Taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(b)                                 Except as could not reasonably be expected to have a Material Adverse Effect, (i) no adjustment or penalty relating to any Tax Return has been proposed formally or informally by any Governmental Authority and, to the knowledge of each Loan Party, no basis exists for any such adjustment, (ii) except as set forth on Schedule 5.11, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Government Authority, (iii) proper and accurate amounts have been withheld by each Loan Party from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of the applicable Governmental Authority and such withholdings have been timely paid to the respective Governmental Authorities.

(c)                                  Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party has (i) executed or filed with the IRS, the Canada Revenue Agency or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any Taxes, or (ii) incurred any obligation under any tax sharing agreement or arrangement.

5.12                        ERISA and Pension Plan Compliance.

(a)                                 Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws. Except as could not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d)                                 No Canadian Loan Party sponsors or participates in, or is required under Applicable Canadian Pension Legislation to sponsor or participate in, any Canadian Pension Plan in respect of any of their employees or former employees in Canada.

5.13                        Subsidiaries; Equity Interests.  As of the Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent applicable) and are owned by a Loan Party in the amounts specified in Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted under Section 7.01. As of the Effective Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the Effective Date, set forth in Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties (other than the Sponsor Guarantor), showing as of the Effective Date (as to each Loan Party) the jurisdiction of its organization, the address of its principal place of business or chief executive office and its U.S. taxpayer identification number or, in the case of any non-US Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization.

5.14                        Margin Regulations; Investment Company Act; Permits and Authorizations.

(a)                                 No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c)           (i) Each Loan Party has obtained and maintains all Permits and Authorizations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) each Loan Party has operated its business in compliance with the provisions of its Permits and Authorizations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.15        Disclosure.  No report, financial statement, certificate or other written factual information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

5.16        Compliance with Laws.  Each Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its businesses, operations or properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17        Intellectual Property; Licenses, Etc.  Each Loan Party, to its knowledge, owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses to intellectual property rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any material IP Rights held by any other Person, except as could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18        Labor Disputes.  Since the Effective Date, (a) there are no strikes, lockouts or slowdowns against any Loan Party pending, or to the knowledge of the Borrower, threatened, and (b) all payments due from any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

5.19        Solvency.  Upon giving effect to the execution of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby, the Borrower together with each Guarantor on a consolidated basis will be Solvent.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than indemnification or other contingent obligations not yet due and owing), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of its Subsidiaries that are Loan Parties to:

6.01        Financial Statements.  Deliver to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent:

(a)           as soon as available, but in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending March 31, 2016), a consolidated balance sheet of the Borrower and its Subsidiaries, and, the related combined statements of income or operations, partners’ capital and cash flows for such Fiscal Year, setting forth in each case (for the Fiscal Year ending March 31, 2016 and each Fiscal Year thereafter) in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such combined statements or consolidated statements, as applicable to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)           as soon as available, but in any event within, in the case of each other Fiscal Quarter that is not the end of a Fiscal Year, 45 days after the end of such Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, partners’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case (for the Fiscal Quarter ending June 30, 2015 and each Fiscal Quarter thereafter) in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, partners’ capital and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)           as soon as available during any Trigger Event Period, but in any event within 45 days after the end of each calendar month during such Trigger Event Period (other than March, June, September and December), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such calendar month, and the related consolidated statements of income or operations for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such calendar month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.

6.02        Certificates; Other Information.  Deliver to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (not in his or her individual capacity but solely in his or her capacity as an officer of the Borrower);

(c)           [Reserved]

(d)           promptly after the furnishing thereof, copies of any statement or report, furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)           written notice of the occurrence of a Trigger Event Period as soon as available;

(f)            as soon as available, but in any event within 90 days after the end of each Fiscal year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g)           on each Friday (or the next succeeding Business Day if such day is not a Business Day or if such day is the day immediately following Thanksgiving, December 25, January 1 or July 4) of each calendar week, a report as of the immediately preceding Business Day of all Loan Parties’ Positions in form and detail satisfactory to the Administrative Agent and certifying that such Positions are in compliance with the Risk Management Policy; and

(h)           promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, subject to any applicable restrictions under Applicable Law.

6.03        Notices.

(a)           Promptly notify the Administrative Agent and each Lender of the occurrence of any Default; and

(b)           Promptly notify the Administrative Agent and each Lender:

(i)            of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(ii)           of the occurrence of any ERISA Event; and

(iii)          of any material change in accounting policies or financial reporting practices by any Loan Party.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document, the breach of which gave rise to the Default described in such notice.

6.04        Payment of Taxes.  Pay and discharge as the same shall become due and payable, all its material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party.

6.05        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation or other transfer of assets as permitted by Section 7.05 or 7.06, (b) take all reasonable action to maintain all rights, privileges, Permits and Authorizations and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.  (a) Maintain, manage and operate all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  Promptly after the request of the Administrative Agent, provide to the Administrative Agent insurance certificates detailing the insurance maintained by the Loan Parties, including endorsements naming the Administrative Agent as additional insured and, to the extent required under Section 6.12(a), lender’s loss payable.

6.08        Compliance with Laws.  Comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the applicable Loan Party.

6.10        Inspection and Commercial Finance Examination Reports.  Any written report, summary or other written results (collectively referred to in this Section as “reports”) of any (a) inspection of the Loan Parties or (b) commercial finance examination of the business and assets of the Loan Parties, in each case, conducted by or on behalf of the Revolver Agent pursuant to the Revolver Credit Agreement shall be provided by the Borrower to the Administrative Agent promptly after receipt (and solely to the extent received) by the Borrower thereof, subject, in each case, to any confidentiality provisions applicable to such reports to the extent such provisions prohibit the delivery of such reports to the lenders under the Revolver Credit Agreement.

6.11        Use of Proceeds.  Use the proceeds of the Loans for working capital purposes.

6.12        Grant of Security Upon Obtaining the Revolver Amendment; Additional Guarantors and Grantors.

(a)           The Borrower will use commercially reasonable efforts to seek (i) an amendment to the Revolver Credit Agreement (the “Revolver Amendment”), and will facilitate the Administrative Agent’s participation in the negotiation of such Revolver Amendment, to permit the grant of Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, on substantially all of the assets of the Borrower and each of the other Loan Parties (other than the Sponsor Guarantor) and (ii) an intercreditor agreement among the Administrative Agent, the Revolver Agent and the Loan Parties other than the Sponsor Guarantor (the “Intercreditor Agreement”) providing that the Administrative Agent’s Liens in the Revolver Priority Collateral are subordinate to the Revolver Agent’s Liens in the Revolver Priority Collateral and that the Revolver Agent’s Liens in the Term Priority Collateral are subordinate to the Administrative Agent’s Liens in the Term Priority Collateral.  Upon obtaining the Revolver Amendment, the Loan Parties (other than the Sponsor Guarantor) will (A) execute and deliver to the Administrative Agent all Security Documents and related documents and instruments (including legal opinion letters (in form satisfactory to the Administrative Agent) and insurance policy endorsements naming Administrative Agent as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Loan Parties and as loss payee with respect to the property insurance maintained by the Loan Parties) required by the Administrative Agent to cause the Administrative Agent to have perfected Liens on substantially all of the assets of the Loan Parties (other than the Sponsor Guarantor) and (B) enter into an amendment to this Agreement that is reasonably satisfactory to the Agents, the Lenders and the Borrower as necessary in connection with the granting of such Liens.

(b)           Upon the formation (including as a result of a conversion from one corporate form to another) of any new or indirect Subsidiary (other than any Excluded Subsidiary) or acquisition of any new direct or indirect Subsidiary (other than any Excluded Subsidiary) by any Loan Party (other than the Sponsor Guarantor), promptly notify the Administrative Agent of such formation or acquisition and promptly thereafter (and in any event within 30 days after such formation or acquisition), at the Borrower’s expense:

(i)            cause such Subsidiary to (A) become a party to the Guaranty as a “Guarantor” thereunder by executing and delivering to the Administrative Agent a supplement to the Guaranty in the form specified therein, and (B) deliver to the Administrative Agent documents of the types referred to in clause (ii) of Section 4.01(a); and, if requested by the Administrative Agent, customary opinions of counsel to such Subsidiary, all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, that the Borrower shall not be required to cause such Subsidiary to comply with the terms of this Section 6.12(b)(i) if (1) so long as the Revolver Credit Agreement remains in effect, such Subsidiary is not required pursuant to the terms of the Revolver Credit Agreement to guaranty the payment of the “US Revolver Obligations” (as defined in the Revolver Credit Agreement) or (2) at any time after the Revolver Credit Agreement has been terminated, such Subsidiary is a CFC;

(ii)           if such formation or acquisition occurs after obtaining the Revolver Amendment, (A) cause all of the Equity Interests in such Subsidiary to be pledged to the Administrative Agent to secure the Obligations by executing and delivering to the Administrative Agent the applicable Security Documents, (B) pursuant to the applicable Security Document, and in accordance with the Intercreditor Agreement, deliver or cause the applicable Subsidiary to deliver to the Administrative Agent all certificates and stock powers (to the extent such Equity Interests are certificated) and other documents required by such Security Document with respect to all such Equity Interests, (C) take or cause the applicable Subsidiary to take such other actions as may be reasonably necessary to provide the Administrative Agent with a perfected pledge of and security interest in such Equity Interests, and (D) if requested by the Administrative Agent, deliver or cause the applicable Subsidiary to deliver to the Administrative Agent documents of the types referred to in clause (ii) of Section 4.01(a) and customary opinions of counsel, all in form, content and scope, reasonably satisfactory to the Administrative Agent; provided, that notwithstanding anything in this Section 6.12(b)(ii) to the contrary, only 66% of the Equity Interests in such Subsidiary will be required to be pledged pursuant hereto in the event that (1) so long as the Revolver Credit Agreement remains in effect, only 66% of the Equity Interests in such Subsidiary are required to be pledged as security for the “US Revolver Obligations” as defined in, and pursuant to the terms of, the Revolver Credit Agreement or (2) at any time after the Revolver Credit Agreement has been terminated, the Subsidiary that is the issuer of such Equity Interests is a CFC;

(iii)          if such formation or acquisition occurs after obtaining the Revolver Amendment, cause such Subsidiary to (A) become a party to the applicable Security Document by delivering to the Administrative Agent a supplement to such Security Document in the form specified therein, (B) take whatever action (including delivering proper financing statements in form appropriate for filing under the UCC or PPSA, as applicable) may be necessary in the opinion of the Administrative Agent to vest in the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in the assets purported to be subject to the applicable Security Document and (C) if requested by the Administrative Agent, deliver to the Administrative Agent additional security and other agreements and customary opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

Notwithstanding anything in this Section 6.12 to the contrary, the Administrative Agent may, in its Permitted Discretion, lengthen the foregoing time periods and otherwise modify (with the consent of the Borrower) the foregoing requirements and may waive the foregoing requirements to the extent that the cost of obtaining a security interest in the foregoing Collateral is excessive (as reasonably determined by the Administrative Agent) in relation to the benefits to the Secured Parties.

6.13        Further Assurances.  Promptly upon reasonable request by the Administrative Agent, (a) correct any material defect or error in the execution, acknowledgment, filing or recordation of any Loan Document; and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (ii) assure, convey, grant, and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

6.14        Environmental Matters; Environmental Reviews.  (a) Comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party and its properties and assets, obtain all Permits and Authorizations necessary for its operations and maintain all such Permits and Authorizations in full force and effect (in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect), and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws. Each Loan Party will promptly pay and discharge when due all material debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws unless, in each case, the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves required by GAAP are being maintained by the applicable Loan Party.

(b)           Promptly furnish to the Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Loan Party, or of which it has notice, pending or threatened against any Loan Party, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any Permits and Authorizations in connection with its ownership or use of its properties or the operation of its business that could be reasonably expected to result in a material liability.

(c)           Promptly furnish to the Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Loan Party in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation, clean-up of or exposure to Hazardous Material at any location that could be reasonably expected to result in a material liability.

6.15        Risk Management Review Reports.  Any written report, summary or other written results of any risk management review of the businesses and assets of the Loan Parties conducted by or on behalf of the Revolver Agent pursuant to the Revolver Credit Agreement shall be provided by the Borrower to the Administrative Agent promptly after receipt by the Borrower thereof except to the extent that any confidentiality provisions applicable to such written report, summary or other written results prohibits the Borrower from delivering such materials to the lenders under the Revolving Credit Agreement.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than indemnification or other contingent obligations not yet due and owing), the Borrower shall not, and shall not permit any of its Subsidiaries to:

7.01        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements the incurrence, assumption or suffering to exist of such Liens shall not be permitted hereunder.

7.02        Investments.  Make or hold any Investments, except as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements the making or holding of such Investment shall not be permitted hereunder.

7.03        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, other than as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements the creation, incurrence, assumption or suffering to exist of such Indebtedness shall not be permitted hereunder.

7.04        Swap Contracts.  Be a party to or in any manner be liable on any Swap Contract, except as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements being a party to or being liable on any such Swap Contract shall not be permitted hereunder.

7.05        Fundamental Changes.  Merge, amalgamate or consolidate with or into another Person, dissolve, liquidate or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (any such action a “Fundamental Change”), except as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements any such Fundamental Change shall not be permitted hereunder.

7.06        Dispositions.  Make any Disposition, except as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements the making of such Disposition shall not be permitted hereunder.

7.07        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements the declaration, making or incurrence of an obligation to make such Restricted Payment shall not be permitted hereunder.

7.08        Change in Nature of Business.  Engage in any material line of business that is not a Permitted Business.

7.09        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements entering into such transaction shall not be permitted hereunder.

7.10        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, the Revolver Credit Agreement or the Senior Notes Documents) that (a) limits the ability (i) of any Subsidiary (other than any Excluded Subsidiary) to make Restricted Payments to the Borrower or any Guarantor or invest in the Borrower or any Guarantor, or to repay loans and other indebtedness owing by it to the Borrower or any Guarantor, (ii) of any Subsidiary (other than any Excluded Subsidiary) to transfer property to the Borrower or any Guarantor, (iii) of any Subsidiary (other than any Excluded Subsidiary) to Guarantee the Obligations of the Borrower or (iv) of any Loan Party to create, incur, assume or suffer to exist Liens in favor of the Secured Parties on property of such Loan Party, other than as permitted under both (x) the Merger Agreement and (y) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements entering into such Contractual Obligation shall not be permitted hereunder.

7.11        Prepayments, Etc. of Subordinated Debt.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt, except as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements such action shall not be permitted hereunder.

7.12        Risk Management Compliance.  Enter into any transaction or permit to exist any Position that is in violation of the Risk Management Policy, except as permitted under both (a) the Merger Agreement and (b) the Revolver Credit Agreement.  For the avoidance of doubt, to the extent not permitted in both such agreements entering into such transaction or permitting to exist any such Position shall not be permitted hereunder.

7.13        Use of Proceeds.  Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.14        Subordinated Debt.  Amend or modify the terms (including subordination terms) of the documents evidencing or governing any Subordinated Debt permitted hereunder in a manner materially adverse to the Lenders without the prior written consent of the Administrative Agent, or violate any of the subordination terms of the documents evidencing or governing any Subordinated Debt permitted hereunder.

7.15        Canadian Pension Plans.  Establish or maintain any Canadian Pension Plan in respect of any of their employees or former employees in Canada.

7.16        Amendments to Organization Documents.  Enter into any modification or amendment of, or waive any material right or obligation of any Person under its Organization Documents if the effect thereof would be adverse to the Lenders (including without limitation impairing or limiting the perfection or priority of any Lien securing the Obligations owed to any Secured Party hereunder) or violate Section 7.10.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.

(i)            Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05(a), 6.11 or Article VII;

(ii)           Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02 (other than Section 6.02(h)), 6.10 or 6.12(a), and such failure continues for 15 days (and in the case of Section 6.12(a), such 15-day period shall not commence until the Administrative Agent has provided the Borrower with notice of such Default); or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date on which a Responsible Officer of any Loan Party becomes aware of such failure and (ii) the date on which notice of such failure is given to any Loan Party by any Agent (which notice will be given at the request of any Lender); or

(d)           Representations and Warranties; Certifications; Statements of Fact.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein in writing, in any other Loan Document, or in any certificate delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (1) under the Revolver Credit Agreement or (2) under the Senior Notes, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity and, for the avoidance of doubt, any Event of Default under this clause (e) shall continue until waived by the Lenders (or the required percentage thereof) in accordance with the terms hereof notwithstanding any waiver or cure of the default or breach under the Revolver Credit Agreement or the Senior Notes that resulted in the occurrence of such Event of Default; or

(f)            Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) institutes or consents to the institution of any Insolvency Proceeding, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any Insolvency Proceeding relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)           Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(i)            Change of Control.  There occurs any Change of Control; or

(j)            Security Documents.  Any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien (subject to Liens permitted hereunder) on a material portion of the Collateral purported to be covered thereby, with the priority required by the applicable Security Document, or any Loan Party shall so assert in writing.

8.02        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the Commitments to be terminated, whereupon the Commitments shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)           exercise all rights and remedies available to it under the Loan Documents and applicable Law;

provided that, upon the occurrence of an Event of Default under Section 8.01(f), the obligation of any Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of any Agent or any Lender.

8.03        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent as provided in Section 9.10.

ARTICLE IX.
AGENTS

9.01        Appointment and Authority.

(a)           Each of the Lenders hereby irrevocably appoints Swan Finance LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents.  Each of the Lenders authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(b)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02        Rights as a Lender.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity to the extent it is or becomes a Lender hereunder.  Each such Person and its Affiliates may lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not such Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing:

(a)           no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to any Borrower, any Loan Party or any of their Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and nonappealable order or judgment of a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.04        Reliance by Agents.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by such Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent.

9.06        Resignation of Agents.  Any Agent may at any time give notice of its resignation to the Lenders and the Borrower effective upon appointment of a successor Agent.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders or an Affiliate of any Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each applicable Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

9.07        Non-Reliance on Agents and Other Lenders.  Each of the Lenders acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        Administrative Agent May File Proofs of Claim.  In case of the pendency of any Insolvency Proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Section 10.04.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.

9.09        Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (C) that is redeemed, transferred, terminated, wound-up, merged, amalgamated, set-off, or otherwise dealt with in connection with any corporate reorganization or other inter-corporate transactions among Loan Parties that are permitted hereunder or under any other Loan Document, or (D) that is subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(ii)           to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.09(a).

(b)           In connection with any release of any Lien or any Guarantor pursuant to this Section 9.9, the Administrative Agent shall execute and deliver all such documents and instruments as the applicable Loan Party shall reasonably request to evidence such release.

9.10        Enforcement Actions and Application of Proceeds.

(a)           The Obligations shall be subject to acceleration as provided in Section 8.02.

(b)           If any Agent receives any payment or distribution of any kind (whether in cash, securities or other property) in respect of any Enforcement Action concerning the Collateral, such Agent shall apply such proceeds as follows:

(i)            first, to the repayment of all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Agents in connection with (A) the administration of the Security Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of the Agents hereunder or under the Security Documents, or (D) the failure of any Loan Party to perform or observe any of the provisions of the Security Documents;

(ii)           second, to the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral that are prior to those of such Agent or which such Agent is otherwise required to pay under applicable Law;

(iii)          third, to the reimbursement of any Agent for the amount of any obligations of any Loan Party that are prior to those of such Agent or which such Agent is otherwise required to pay under applicable law and are paid or discharged by such Agent (other than amounts for principal and interest under the Loans) pursuant to the provisions hereof or of the Security Documents, and of any related expenses of such Agent payable by any Loan Party hereunder or thereunder;

(iv)          fourth, on a pro rata basis, to the satisfaction of the Obligations, which payment shall be made ratably to each Lender in accordance with its pro rata share of such Obligations;

(v)           fifth, to the payment of any other amounts required by applicable Law (including any provision of the UCC or the PPSA); and

(vi)          sixth, by delivery to the Borrower or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

ARTICLE X.
MISCELLANEOUS

10.01      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document (except as provided therein), and no consent to any departure by any Borrower or any other Loan Party therefrom (except as provided therein), shall be effective unless in writing and signed by the Required Lenders and such Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)           no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

(i)            release all or substantially all of the value of any Guaranty, except as a result of any release of a Guarantor that has ceased to be a Subsidiary of Holdings or any

Borrower or has become an Excluded Subsidiary in a transaction permitted under this Agreement or as otherwise provided in such Guaranty;

(ii)           release all or substantially all of the Collateral in any transaction or series of related transactions;

(iii)          subordinate the Collateral Agent’s Lien on all or substantially all of the Collateral in any transaction or series of related transactions; or

(iv)          change any provision of this Section and the definition of “Required Lenders” or any provision of the Loan Documents which provides for the unanimous consent or approval of all the Lenders;

(b)           no amendment, waiver or consent shall increase the Commitment of any Lender (or reinstate the commitment of any Lender terminated pursuant to Section 8.02), unless in writing and signed by such Lender;

(c)           no amendment, waiver or consent shall, unless in writing and signed by each of the Lenders affected thereby:

(i)            reduce, forgive or waive the principal of, or interest on, the Loans or any fees or other amounts payable hereunder to such Lender;

(ii)           postpone, waive or otherwise defer any date scheduled for any payment of principal of or interest on the Loans or any fees or other amounts payable to such Lender;

(iii)          change the order of application of any payment set forth in Section 9.10 in any manner that materially affects such Lender; or

(iv)          change any provision of this clause (c).

provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

10.02      Notices; Effectiveness.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, if to the Borrower, any other Loan Party, an Agent, or a Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when successfully transmitted or receipt acknowledged by the recipient’s facsimile machine (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Change of Address, Etc.  The Borrower, the Agents and the Lenders may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)           Reliance by Agents and Lenders.  The Agents and Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party.  All telephonic notices to and other telephonic communications with any Agent may be recorded by the such Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.  No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04      Expenses; Indemnity; Waivers.

(a)           Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of Norton Rose Fulbright US LLP) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for such Agent or Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify each Agent and Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, as a result of or in any other way associated with any litigation, proceeding or investigation in connection with (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, and the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only; the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(e)           Waiver of Judgment Interest Act (Alberta).  To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Loan Documents, and are hereby expressly waived by the Borrower.

(f)            Deemed Reinvestment Not Applicable.  For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified under the Loan Documents are intended to be nominal rates and not effective rates. Interest calculated shall be calculated using the nominal rate method and not the effective rate method of calculation.

(g)           Survival.  The agreements in this Section shall survive the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(h)           Merger Agreement Unaffected.  The agreements contained in this Section 10.04 shall not apply to any expenses or losses, claims, damages, liabilities and related expenses arising from the preparation, negotiation, execution, delivery or performance of the Merger Agreement and  expenses related to any diligence with respect thereto.

10.05      Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

10.06      Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, and (ii) each Lender may assign or otherwise transfer a portion or all of its rights or obligations hereunder with the consent of the Borrower, provided however that no such consent shall be required (1) so long as an Event of Default has occurred and is continuing at the time of such assignment or (2) if such assignment is to an Affiliate of such Lender.  Subject to acceptance and recording thereof by the Administrative Agent or Lender in the Register (as defined below), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower for tax purposes, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and assigns, and principal amounts (and stated interest) of the Loan owing to, each Lender and assign pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents, the Lenders, and assigns shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender or assign, at any reasonable time and from time to time upon reasonable prior notice.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to this Section, from and after the effective date specified in each applicable Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender with respect to the assigned interest and a replacement Note to the assigning Lender to the extent of the interest, if any, retained by such assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (b) of this Section.

(b)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agents, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the Lenders shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive as of the date of the sale with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note) to secure obligations of such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           Treatment of Certain Information; Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of its businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from any Loan Party after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or any Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal, state and provincial securities Laws.

10.07      Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all obligations (in whatever currency) of any kind, whether or not arising hereunder, at any time owing by such Lender to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured. The rights of each Lender and each of its Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.08      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.09      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

10.10      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.11      Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12      Governing Law; Jurisdiction; Etc.

(a)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Submission to Jurisdiction.  The Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to the Loan Documents and irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  The Borrower and each other Loan Party consents to process being served in any action or proceeding of the nature referred to in paragraph (b) of this Section by mailing a copy thereof by registered or certified mail to such Borrower or such other Loan Party at its address set forth in Section 10.02 or, in the case of each Canadian Loan Party, at its registered office. The Borrower and each other Loan Party agrees that such service of process (i) shall be deemed in every respect effective and binding service of process upon the Borrower or such other Loan Party, as the case may be, in any such action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower or such other Loan Party, as the case may be. Nothing herein shall affect the right of any Agent or any Lender to serve process in any other manner permitted by law or shall limit the right of the Agents and the Lenders to bring proceedings against the Borrower or any other Loan Party in the courts of any other jurisdiction.

(e)           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.13      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agents and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Agents nor the Lenders has assumed nor will it assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Agents nor the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agents nor the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

10.14      USA PATRIOT Act Notice.  The Administrative Agent, to the extent subject to the Patriot Act, hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lenders to identify each

Loan Party in accordance with the Patriot Act and the Borrower agrees to promptly provide any such information upon the reasonable request of an Agent or Lender or prospective Agent or Lender.

10.15      Sponsor Guaranty Termination Date.  Upon the Sponsor Guaranty Termination Date, (i) the Sponsor Guarantor’s guarantee of the payment of the Loans will terminate, (ii) Sponsor Guarantor shall no longer constitute a Guarantor or Loan Party for purposes of this Agreement and the Loan Documents, (iii) any Lien on any property of Sponsor Guarantor and the obligations under the Sponsor Guaranty and the Sponsor Pledge Agreement provided by Sponsor Guarantor shall, in each case, be released by the Administrative Agent and (iv) there shall not be any Sponsor Guarantor for purposes of this Agreement and the Loan Documents, and any rights of, or obligations, limitations or restrictions on, the Sponsor Guarantor under this Agreement or any other Loan Document shall be permanently extinguished.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NISKA GAS STORAGE PARTNERS LLC,
as the Borrower

By:	/s/ Jason A. Dubchak
Name:	Jason A. Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

SIGNATURE PAGE TO CREDIT AGREEMENT

SWAN FINANCE LP, as the Administrative Agent, the Collateral Agent and a Lender, by its general partner, SWAN HOLDINGS GP (CANADA) INC.

By:	/s/ Paul Hawksworth
Name:	Paul Hawksworth
Title:	Director and Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

ANNEX A

COMMITMENTS

Lender	Commitment	Applicable Percentage
Swan Finance LP	$50,000,000.00	100%
Total:	$50,000,000.00	100%

SCHEDULE 5.06

Litigation

1.              Eddie Barringer vs. Niska Gas Storage Partners LLC, et al. (Case No. 11210)

2.              David Raul vs. Niska Gas Storage Partners LLC, et al. (Case No. 11220)

3.              Nathan Peterson vs. Niska Gas Storage Partners LLC, et al. (Case No. 11234)

4.              Fred Pappey vs. William H. Shea, Jr. et al. (Case No. 11238)

SCHEDULE 5.08

Real Property

Physical Address	Courier Address	Mailing Address
Niska Gas Storage Suffield Facility 38.4 km north of Highway 1 on Jenner Road Phone (403) 544 5101	Niska Gas Storage Suffield Facility c/o Suffield Industry Range Control, SIRC Building 441, CFB Suffield TOJ 2NO	Niska Gas Storage Suffield Facility c/o #400, 607 — 8th Avenue S.W. Calgary, AB T2P 0A7
Niska Gas Storage Countess Facility 7.5 km south of Hwy 561 on west side of 56 Hussar, AB T0J 1S0 Phone (403) 787 2697	Niska Gas Storage Countess Facility 7.5 km south of Hwy 561 on west side of 56 Hussar, AB T0J 1S0 Sort to route 306 (DHL) Phone (403) 787 2697	Niska Gas Storage Countess Facility c/o #400, 607 — 8th Avenue S.W. Calgary, AB T2P 0A7
Wild Goose Storage 2780 West Liberty Road Gridley, CA 95948 Phone (530) 846-7350	Wild Goose Storage 2780 West Liberty Road Gridley, CA 95948 Phone (530) 846-7350	Wild Goose Storage c/o #400, 607 — 8th Avenue S.W. Calgary, AB T2P 0A7
Salt Plains Storage ½ Mile South & ½ Mile West of Manchester, OK 73758 Phone (580) 694-2249	Salt Plains Storage ½ Mile South & ½ Mile West of Manchester, OK 73758 Phone (580) 694-2249	Salt Plains Storage c/o #400, 607 — 8th Avenue S.W. Calgary, AB T2P 0A7

SCHEDULE 5.11

Audits/Examinations of Tax Returns

The below noted tax returns are to be amended accordingly. Details are provided below.

Niska Partners Management ULC

1.              Tax year end March 31, 2013

a.              Management fee revenue is understated by $2.3M. The amendment will reduce the entity’s non-capital loss pools by $2.3M.

AECO Gas Storage Partnership (“AECO”)

1.              Cushion Gas Amendments

a.              March 31, 2011 — T5013

i.      The March 31, 2014 cushion gas analysis has created a change in estimate in respect to cushion gas volumes. With the change in estimate, it has impacted the return and an amendment is required.  The tax impact related to the amendment will be included in March 31, 2015 tax return.

b.              March 31, 2012 — T5013

i.      The March 31, 2014 cushion gas analysis has created a change in estimate in respect to cushion gas volumes. With the change in estimate, it has impacted the return and an amendment is required.  The tax impact related to the amendment will be included in March 31, 2015 tax return.

c.               March 31, 2013— T5013

i.      The March 31, 2014 cushion gas analysis has created a change in estimate in respect to cushion gas volumes. With the change in estimate, it has impacted the return and an amendment is required.  The tax impact related to the amendment will be included in March 31, 2015 tax return.

The March 31, 2015 — T5013 will include an adjustment based on the required amendments for the March 31, 2011, March 31, 2012 and March 31, 2013 T5013. In summary, AECO’s undepreciated capital cost (“UCC”) will be reduced by $8.1M. In addition, from the adjustments, AECO will allocate $6.7M of taxable income and a capital loss of $14.7M to Niska Gas Storage Canada ULC who is AECO’s majority partner (99.999%).

2.              S.261(21) Amendments

a.              AECO has deducted losses which are denied under S.261(21). The losses claimed in each of the fiscal years ended March 31, 2010, 2011, 2012, 2013, and 2014 were USD $190,310, USD $527,617, USD $950,994, USD $860,642, and USD $1,369,903, If a filing position cannot be taken in relation to the denied losses, the cumulative denied loss of $3,899,466 will be adjusted on AECO’s March 31, 2015 T5013 return and will result in a taxable income allocation to Niska Gas Storage Canada ULC.

Niska Gas Storage Canada ULC (“NGSC ULC”)

1.              Cushion Gas Adjustments from AECO

a.              Due to the change in estimate in cushion gas volumes related to AECO, NGSC ULC, will be allocated $14.7M of capital losses and taxable income of $6.7M. The allocation will be picked up in NGSC ULC’s January 31, 2016 tax return.

2.              S.261(21) Amendments from AECO

a.              The denied losses in AECO, if a filing position cannot be taken, will result in a taxable allocation of $3,899,460 from AECO to NGSC ULC. The taxable income inclusion will be offset fully by NGSC ULC’s non-capital loss pools.

Access Gas Services Inc. (“Access BC”)

1.              Unreported FX Gains

a.              Access BC’s taxable income will increase by $360,348 in its March 31, 2015 tax year due to unreported FX gains on account of income, if a filing position cannot be taken for the denied losses under S.261(21). The losses have not been included in taxable income. The unreported gains for the taxation years ended March 31, 2012, 2013, and 2014 were CAD $58,007, CAD $299,967, and CAD $2,374, respectively.  The taxable income inclusion will be offset fully by Access BC’s non-capital loss pools.

2.              Potential Amendment

a.              Niska is currently assessing if an amendment is required in relation to Access BC’s March 31, 2014 tax year. The assessment is regarding a potential understatement of its revolver B interest expense by CAD $204,934 and overstatement of its credit charges expense by CAD $656,661. If an amendment is required there would be a reduction of non-capital loss pools of approximately CAD $451,727.

Access Gas Services (Ontario) Inc. (“Access ON”)

1.              Unreported FX Gains

a.              Access ON’s taxable income will increase by $1,891,843 in its March 31, 2015 tax year due to unreported FX gains on account of income, if a filing position cannot be taken for the denied losses under S.261(21).  The losses have not been included in taxable income. The unreported gains for the taxation years ended March 31, 2011, 2012, 2013, and 2014 were CAD $226,984, CAD $542,061, CAD $1,047,257, and CAD $75,541 respectively. Current tax will be triggered from the noted adjustments in the range of 500K-550K CAD.

2.              Potential Amendment

a.              Niska is currently assessing if an amendment is required in relation to Access ON’s March 31, 2014 tax year. The assessment is regarding a potential understatement of its revolver C interest expense by CAD $1,326,100 and overstated its credit charges expense by CAD $1,761,090. The net difference if an amendment is required would be an increase in taxable income of CAD $434,990 that would trigger current tax of approximately CAD $130,000.

The below noted tax returns have been audited or in the process of being audited. The audits relate to the tax jurisdiction of Canada. The auditing party is Canada Revenue Agency.

Domestic Audits

1.              Niska Gas Storage Canada ULC

a.              Taxation Year - March 1/10- February 28/11

b.              Taxation Year - March 1/11 - January 1/12

2.              AECO Gas Storage Parternship

a.              Fiscal Period - April 1/09 — March 31/10

b.              Fiscal Period - April 1/10 — March 31/11

International Audits — all contemporaneous documentation requested by CRA has been provided on the noted entities and audit periods.  No issues or adjustments have been raised by CRA to date.

1.              Niska Gas Storage Canada ULC

a.              Taxation Year - March 1/10 - February 28/11

b.              Taxation Year — March 1/11 — January 1/12

2.              AECO Gas Storage Partnership

a.              Fiscal Period — April 1/10 — March 31/11

b.              Fiscal Period - April 1/11 — March 31/12

c.               Fiscal Period - April 1/12 — March 31/13

3.              Niska Partners Management ULC

a.              Taxation Period — April 23/10 — March 31/11

4.              Niska Holdco ULC

a.              Taxation Year — April 26/10 — December 31/10

b.              Taxation Year — January 1/11 — December 31/11

c.               Taxation Year — January 1/12 - January 1/12

Non-Resident Withholding Tax Audits

1.              Niska Gas Storage Canada ULC

a.              Calendar Years 2010 — 2012

i.      The Canadian tax legal entity, Niska Gas Storage Canada ULC (“NGSC ULC”) has received a withholding tax adjustment proposal from the Canadian tax authority, Canada Revenue Agency, in relation to a non-resident audit which is currently being performed. The non-resident audit is related to 2010-2012. The proposal amount of CAD $13.4M is contested in good faith but based on contingency accounting a reserve has been booked for CAD $7.7 (USD $6.1). Niska has received indemnification on the final assessed liability from Riverstone.

2.              AECO Gas Storage Partnership

a.              Period of April 2008 to April 2009

Withholding Tax Refund Application — Review

1.              Niska Holdco ULC  (“Holdco”)

a.              Taxation Year — April 26/10 — December 31/10

i.      During Holdco’s 2010 taxation year, withholding tax was erroneously withheld on an interest payment from NGSC ULC to Niska Gas Storage Canada, L.P. (“NGSC LP”).  NGSC LP was a Canadian resident partnership at the time of the payment.  CRA reviewed the refund request and issued the refund as requested.

The noted tax returns have been audited or examined.

1.              Jurisdiction: Texas. Auditing party: Texas Comptroller of Public Accountants (“Comptroller”). Legal entity: Niska Gas Storage LLC (“NGS LLC”). Type of Tax: Texas Franchise Tax. Tax Year Calendar Years 2007, 2008 and 2009.

a.              A refund application was made by NGS LLC to the Comptroller’s office for tax filings dating 2007-2009. The application was based on a revised methodology which allocated revenues in a more precise and accurate fashion to Texas.  After the Comptroller’s review, they agreed with the methodology and issued a refund. NGS LLC has consistently applied the methodology to subsequent filings and remains in good standing with the Comptroller’s office.

2.              Jurisdiction: California. Auditing party: State of California — Franchise Tax Board. Legal entity: Wild Goose Storage, LLC. Type of Tax: Franchise Tax. Tax Year 2006 — 2010.

3.              Jurisdiction: U.S. Federal. Auditing party: Internal Revenue Service. Legal entity: Niska G.S. Holdings I, L.P.  Type of tax:  Partnership — Income Tax. Tax Year 2010.

SCHEDULE 5.13

Subsidiaries; Other Equity Investments; Information Regarding Loan Parties

PART A

Subsidiaries of Borrower

Niska US GP LLC

Niska GS Holdings I, L.P.

Niska Gas Storage US, LLC

Niska Gas Storage LLC

Wild Goose Storage, LLC

Niska Gas Storage US Finance Corp.

Salt Plains Storage, LLC

Niska Gas Transport Inc.

Starks Gas Storage L.L.C.

Coastal Bend Gas Storage LLC

Niska Midstream LLC

Niska Gas Storage Operations LLC

Niska Partners Coöperatief U.A.

Niska Gas Storage Canada ULC

Niska Canada GP ULC

AECO Gas Storage Partnership

Niska Gas Storage Canada Finance Corp.

Niska Partners Management ULC

Access Gas Services Inc.

Access Gas Services (Ontario) Inc.

EnerStream Agency Services Inc.

Equity Investments

Entity Name	Owner Name	Percent Owned
Niska US GP LLC	Niska Gas Storage Partners LLC	100
Niska GS Holdings I, L.P.	Niska Gas Storage Partners LLC	99.999
	Niska US GP LLC	0.001
Niska Gas Storage US, LLC	Niska GS Holdings I, L.P.	100
Niska Gas Storage LLC	Niska Gas Storage US, LLC	100
Wild Goose Storage, LLC	Niska Gas Storage US, LLC	100
Niska Gas Storage US Finance Corp.	Nisks Gas Storage LLC	100
Salt Plains Storage, LLC	Niska Gas Storage LLC	100
Niska Gas Transport Inc.	Niska Gas Storage LLC	100
Starks Gas Storage L.L.C.	Niska Gas Storage LLC	100
Coastal Bend Gas Storage, LLC	Niska Gas Storage LLC	100
Niska Midstream LLC	Niska Gas Storage US, LLC	100
Niska Gas Storage Operations LLC	Niska Gas Storage Partners LLC	100
Niska Partners Coöperatief U.A.	Niska Gas Storage Partners LLC	99
	Niska Gas Storage Operations LLC	1
Niska Gas Storage Canada ULC	Niska Partners Coöperatief U.A.	100
Niska Canada GP ULC	Niska Gas Storage Canada ULC	100
AECO Gas Storage Partnership	Niska Gas Storage Canada ULC	99.999
	Niska Canada GP ULC	0.001
Niska Gas Storage Canada Finance Corp.	Niska Gas Storage Canada ULC	100
Niska Partners Management ULC	AECO Gas Storage Partnership	100
Access Gas Services Inc.	AECO Gas Storage Partnership	100
Access Gas Services (Ontario) Inc.	AECO Gas Storage Partnership	100
EnerStream Agency Services Inc.	AECO Gas Storage Partnership	100

PART B

Equity Investments

See information provided in Part A of this Schedule 5.13

PART C

Information Regarding Loan Parties

Company Name	Jurisdiction of Organization	Address	Tax Identification Number (or Organizational Number)
Niska US GP LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	27-2776838
Niska GS Holdings I, L.P.	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	20-4742885
Niska Gas Storage US, LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	98-0523179
Niska Gas Storage LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	20-4936889
Wild Goose Storage, LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	20-8050055
Niska Gas Storage US Finance Corp.	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	27-2014997
Salt Plains Storage, LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	20-4937080
Niska Gas Transport Inc.	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	27-0838117

Company Name	Jurisdiction of Organization	Address	Tax Identification Number (or Organizational Number)
Starks Gas Storage L.L.C.	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	68-0560325
Coastal Bend Gas Storage, LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	68 0620371
Niska Midstream LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	47-1314827
Niska Gas Storage Operations LLC	Delaware	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	27-2776914
Niska Partners Coöperatief U.A.	Amsterdam, Netherlands	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	98 1016467
Niska Gas Storage Canada ULC	Alberta, Canada	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	85956 9923 2016495109 (Corporate Access Number)
Niska Canada GP ULC	Alberta, Canada	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	2016845493 (Corporate Access Number)
AECO Gas Storage Partnership	Alberta, Canada	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	82104 9849 PT11985819 (Registration No.)
Niska Gas Storage Canada Finance Corp.	Alberta, Canada	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	2015191915 (Corporate Access Number)
Niska Partners Management ULC	Alberta, Canada	170 Radnor Chester Road	81411 7859 2015321595

Company Name	Jurisdiction of Organization	Address	Tax Identification Number (or Organizational Number)
		Suite 150 Radnor, Pennsylvania 19087-5279	(Corporate Access Number)
Access Gas Services Inc.	British Columbia, Canada	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	83888 6521 BC0771090 (Incorporation Number)
Access Gas Services (Ontario) Inc.	Ontario, Canada	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	84542 1494 002182338 (Corporate Access Number)
EnerStream Agency Services Inc.	Ontario, Canada	170 Radnor Chester Road Suite 150 Radnor, Pennsylvania 19087-5279	84556 8625 002182339 (Corporate Access Number)

SCHEDULE 10.02

Certain Addresses for Notices

BORROWER OR ANY OTHER LOAN PARTY:

170 Radnor Chester Road

Suite 150

Radnor, Pennsylvania 19087-5279

Attention: Jason Dubchak

Telephone: (403) 513-8647

Telecopier: 1 (866) 208-6397

SWAN FINANCE LP IN ITS CAPACITY AS ADMINISTRATIVE AGENT, COLLATERAL AGENT OR LENDER:

c/o Brookfield Infrastructure Group

1200 Smith Street, Suite 1200

Houston, TX 77002

Attention: Fred Day

Telephone: (713) 336-2173

Telecopier: (713) 951-0209

EXHIBIT A

FORM OF

PROMISSORY NOTE

New York, New York
[Date of Issue]

FOR VALUE RECEIVED, Niska Gas Storage Partners LLC (the “Borrower”) hereby promises to pay to                         (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), [AMOUNT] DOLLARS ($[           ]), or such lesser principal amount of Loans as may from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of July   , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, Swan Finance LP, an Ontario limited partnership, as the Administrative Agent, and the Lenders party thereto. Capitalized terms used and not defined herein have the meanings ascribed to them in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest (except to the extent interest is capitalized by addition to the principal amount in accordance with Section 2.05(d) of the Credit Agreement) shall be made to the Administrative Agent for the account of the Lender in Dollars and in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder (or, with respect to accrued unpaid interest, capitalized by addition to the principal amount in accordance with Section 2.05(d) of the Credit Agreement), such unpaid amount shall bear interest from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate and payable at the times set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become or may be declared to be immediately due and payable as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of the Loans and payments (including capitalization of interest as provided in the Credit Agreement) with respect thereto; provided that the failure of the Lender to make any such recordation or endorsement or any error in doing so shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, acceleration, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

NISKA GAS STORAGE PARTNERS LLC

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Amount of (i) Principal Paid or (ii) Interest Paid or (iii) Interest Added to Principal under the Credit Agreement, this Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B

FORM OF

GUARANTY

THIS GUARANTY (this “Guaranty”‘) is made and effective as of July [     ], 2015, by (i) Niska Gas Storage Partners LLC, a Delaware limited liability company (“Borrower”), and (ii) each of the other entities listed on the signature pages hereof or that become parties hereto pursuant to the Credit Agreement or that become parties hereto pursuant to Section 12 hereof (each an “Affiliate Guarantor” and collectively with Borrower, the “Guarantors”), in favor of each Agent, each Lender and each other Person to which any Obligation (as each such term is defined in the Credit Agreement referred to below) is owed (each, a “Guaranteed Party” and, collectively, the “Guaranteed Parties”).

RECITALS:

WHEREAS, the Borrower, SWAN FINANCE LP, an Ontario limited partnership, as Administrative Agent and Collateral Agent, and the Lenders have entered into a Credit Agreement dated as of even date herewith (as from time to time amended, supplemented, restated, increased, extended or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain loans to Borrower;

WHEREAS, each Affiliate Guarantor is a Subsidiary (as defined in the Credit Agreement) of the Borrower;

WHEREAS, the proceeds of the extensions of credit to the Borrower under the Credit Agreement will provide the Borrower with funds to enable the Borrower to fund working capital shortfalls that are not otherwise funded with cash on hand or other credit facilities of the Borrower;

WHEREAS, each Guarantor will derive substantial direct or indirect benefits from the making of the Loans under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of Lenders to extend credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty for the benefit of the Guaranteed Parties.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS:

Section 1.                                          Definitions. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty that are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Loan Document or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein, the following terms shall have the following meanings:

“Additional Guarantor” has the meaning given to such term in Section 12.

“Affiliate Guarantor” has the meaning set forth hereinabove.

“Bankruptcy Code” means the Title 11 of the United States Code.

“Borrower” has the meaning set forth in the recitals of this Guaranty.

“Credit Agreement” has the meaning set forth in the recitals of this Guaranty.

“Guaranteed Obligations” means the Obligations of all Loan Parties.

“Guaranteed Party” has the meaning set forth in the introductory paragraph of this Guaranty.

“Guarantor” has the meaning set forth in the introductory paragraph of this Guaranty.

“Guaranty” has the meaning set forth in the introductory paragraph of this Guaranty.

“Net Worth” has the meaning given to such term in Section 3.

“Obligors” means Borrower, Guarantor, any Loan Party, and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Guaranteed Obligations.

“Security” means any rights, properties or interests of the Agents or the Lenders, under the Loan Documents or otherwise, which provide recourse or other benefits to the Agents or the Lenders in connection with the Guaranteed Obligations or the non-payment or non-performance thereof, including Collateral (whether real or personal, tangible or intangible) provided hereafter in which the Agents or the Lenders have rights under or pursuant to any Loan Documents, guaranties of the payment or performance of any Guaranteed Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Guaranteed Obligations.

Section 2.                                          Guaranty.

(a)                                 Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment and performance when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all of the Guaranteed Obligations, whether or not from time to time reduced or extinguished (other than by reason of the payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against Borrower, whether now or hereafter existing, and whether due or to become due, including principal (including therein interest that has been capitalized and added to the principal amount of the Loans outstanding in accordance with

Section 2.05(d) of the Credit Agreement), interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and performance and not merely of collection.

(b)                                 Guarantor further agrees that, if (i) any payment made by Borrower, a Guarantor, or any other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Security are required to be returned by any Guaranteed Party to Borrower, its estate, trustee, receiver or any other Person, including any Guarantor or any other guarantor of the Guaranteed Obligations, under any Debtor Relief Law, equitable cause or any other requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Security securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Security securing a Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Security) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or other Security securing such obligation).  Any transfer by subrogation which is made as contemplated in Section 7 prior to any such payment or payments shall be (regardless of the terms of such transfer) automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in the Guaranteed Parties. If either Borrower or any other Obligor shall for any reason fail to perform promptly any Guaranteed Obligation as and when such Guaranteed Obligation shall become due and, in the case of a payment obligation, payable (whether by stated maturity, acceleration or otherwise), each Guarantor will jointly with the other Guarantors and severally forthwith, upon demand by Administrative Agent, on behalf of the Guaranteed Parties, cause such Guaranteed Obligation to be performed or, if specified by Administrative Agent, provide sufficient funds, in such amount and manner as Administrative Agent shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by Administrative Agent or such other Person as Administrative Agent shall designate.

(c)                                  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of any other applicable Debtor Relief Law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (i) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws and (ii) to the value of assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) after giving effect to any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (A) applicable requirements of Law, (B) Section 3 of this Guaranty or (C) any other contractual obligations providing for an equitable allocation among the Guarantors and other Subsidiaries or Affiliates of Borrower of the Guaranteed Obligations.

Section 3.                                          Contribution.

(a)                                 To the extent that any Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations exceeding the greater of (i) the amount of the economic benefit actually received by such Guarantor from the Loans and the other financial accommodations provided to Borrower and other Loan Parties under the Loan Documents and (ii) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower for which it is primarily liable as borrower) in the same proportion as such Guarantor’s Net Worth at the date enforcement is sought hereunder bears to the aggregate Net Worth of all the Loan Parties at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Loan Parties for the amount of such excess, pro rata, based on the respective Net Worth of such other Guarantors at the date enforcement hereunder is sought. As used in this Section 3, the “Net Worth” of each Loan Party means, at any time, the remainder of (x) the fair value of such Guarantor’s assets (other than any rights to contribution), minus (y) the fair value of such Loan Party’s liabilities (other than its liabilities under its guaranty of the Guaranteed Obligations).

Section 4.                                          Unconditional Guaranty.

(a)                                 No action which any Guaranteed Party may take or omit to take in connection with any of the Loan Documents, any of the Guaranteed Obligations or any Security, and no course of dealing of any Guaranteed Party with any Obligor or any other Person, shall release or diminish any Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against any Guaranteed Party, regardless of whether any such action or inaction may increase any risks to or liabilities of any Guaranteed Party or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, each Guarantor hereby expressly agrees that each Guaranteed Party may, from time to time, without notice to (except as contemplated hereby or by any other Loan Document) or the consent of such Guarantor, do any or all of the following, in each case, in accordance with the terms of the Loan Documents:

(i)                                     amend, change or modify, in whole or in part, any one or more of the other Loan Documents (except an amendment to a Loan Document to which a Guarantor is a party to the extent such amendment requires the consent of such Guarantor) and give or refuse to give any waivers or other indulgences with respect thereto;

(ii)                                  neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligations, to foreclose or take or prosecute any action in connection with any Security or Loan Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Guaranteed Obligations or the Loan Documents;

(iii)                               accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Guaranteed Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise);

(iv)                              compromise or settle any unpaid or unperformed Guaranteed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Loan Documents;

(v)                                 take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security (if any) for any or all of the Guaranteed Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect any Guaranteed Party’s rights in any or all Security (if any);

(vi)                              discharge, release, substitute or add any Obligor; or

(vii)                           apply all monies received from Obligors or others, or from any Security for any of the Guaranteed Obligations, as the Guaranteed Parties may determine to be in their best interest, without in any way being required to marshal Security or assets or to apply all or any part of such monies upon any particular Guaranteed Obligations.

(b)                                 Except pursuant to a transaction permitted by the Credit Agreement or any other Loan Document, no action or inaction of any Obligor or any other Person, and no change of Law or circumstances, shall release or diminish any Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against any Guaranteed Party. Without limiting the foregoing, each Guarantor, to the fullest extent permitted by applicable Law, hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby unconditionally and irrevocably agrees that its obligations under this Guaranty are absolute and unconditional and shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of such Guarantor:

(i)                                     any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any other Obligor or any other proceedings involving any other Obligor or any of the assets of any other Obligor under Debtor Relief Laws or other Laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any other Obligor, any properties of any other Obligor, or the estate in bankruptcy of any other Obligor in the course of or resulting from any such proceedings;

(ii)                                  the failure by any Guaranteed Party to file or enforce a claim in any proceeding described in the immediately preceding subsection or to take any other action in any proceeding to which any other Obligor is a party;

(iii)                               the release by operation of Law of any other Obligor from any of the Guaranteed Obligations or any other obligations to any Guaranteed Party;

(iv)                              the invalidity, deficiency, illegality, or unenforceability of any of the Guaranteed Obligations of any other Obligor or any other Loan Document, in whole or in part, any bar by any statute of limitations or other Law of recovery on any of the Guaranteed Obligations of any other Obligor, or any defense or excuse of any other Obligor for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever, other than payment;

(v)                                 the absence of any attempt to collect the Guaranteed Obligations or any part of them from Borrower (or from any other Obligor), or other action to enforce the same;

(vi)                              the failure by any Guaranteed Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Security (if any);

(vii)                           any Guaranteed Party’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111 (b)(2) of the Bankruptcy Code or any applicable provisions of any other Debtor Relief Law;

(viii)                        the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Party’s claim (or claims) for repayment of the Guaranteed Obligations;

(ix)                              any use of cash collateral under Section 363 of the Bankruptcy Code;

(x)                                 any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(xi)                              the avoidance of any Lien in favor of the Guaranteed Parties or any of them for any reason;

(xii)                           any requirement of Law affecting any term of any Guarantor’s obligations under this Guaranty;

(xiii)                        the failure of any other Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any other Obligor, or any Guaranteed Party;

(xiv)                       the fact that such Guarantor may have incurred directly part of the Guaranteed Obligations or is otherwise primarily liable therefor; or

(xv)                          without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by such Guarantor under this Guaranty.

(c)                                  Administrative Agent, on behalf of the Guaranteed Parties, may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security hereafter existing for the payment or performance of any of the Guaranteed Obligations. Administrative Agent, on behalf of the Guaranteed Parties, may maintain an action against any Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

(d)                                 This is a continuing guaranty and shall apply to and cover all Guaranteed Obligations, whether now existing or in the future, and renewals and extensions thereof and substitutions therefor from time to time.

Section 5.                                          Waiver.

(a)                                 Each Guarantor hereby waives, with respect to the Guaranteed Obligations, this Guaranty and the other Loan Documents (in each case, except as otherwise contemplated by any Loan Document):

(i)                                     notice of the incurrence of any Guaranteed Obligation by any Obligor, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of any Obligor (it being understood and agreed that: (i) such Guarantor shall take full responsibility for informing itself of such matters, (ii) no Guaranteed Party shall have any responsibility of any kind to inform such Guarantor of such matters, and (iii) each Guaranteed Party is hereby authorized to assume that such Guarantor, by virtue of its relationships with Obligors which are independent of this Guaranty, has full and complete knowledge of such matters whenever the Guaranteed Parties extend credit to any Obligor or take any other action which may change or increase such Guarantor’s liabilities or losses hereunder);

(ii)                                  notice that any Guaranteed Party, any Obligor or any other Person has taken or omitted to take any action under any Loan Document or any other agreement or instrument relating thereto or relating to any Guaranteed Obligation;

(iii)                               notice of acceptance of this Guaranty and all rights of such Guarantor under any Law discharging such Guarantor from liability hereunder for failure to sue on this Guaranty;

(iv)                              default, demand, presentment for payment, and notice of default, demand, dishonor, nonpayment or nonperformance; and

(v)                                 notice of intention to accelerate the Guaranteed Obligations, notice of acceleration of the Guaranteed Obligations, diligence, promptness, protest and notice of protest, notice of acceptance, notice of any exercise of remedies (as described in the following Section 6 or otherwise) and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of Borrower or any other Obligor (other than the payment in full of the Guaranteed Obligations).

Section 6.                                          Exercise of Remedies.  The Administrative Agent is the “Administrative Agent” and the Collateral Agent is the “Collateral Agent” for each Guaranteed Party under the Credit Agreement and the other Loan Documents, including this Guaranty. All rights granted to Administrative Agent or Collateral Agent under or in connection with this Guaranty are for each Guaranteed Party’s ratable benefit. Administrative Agent or Collateral Agent may, without the joinder of any other Guaranteed Party, exercise any rights in Administrative Agent’s, Collateral Agent’s or Guaranteed Parties’ favor under or in connection with this Guaranty. Administrative Agent’s or Collateral Agent’s and each Guaranteed Party’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, no Guarantor is required to inquire about any such agreement, nor is any Guarantor subject to any terms thereof unless such Guarantor specifically enters into such agreement. Therefore, except to the extent expressly set forth therein, neither any Guarantor nor any Guarantor’s successors or assigns is entitled to any benefits or provisions of any such separate agreement to which such Guarantor is not a party, or entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement. Accordingly, Administrative Agent or Collateral Agent, on behalf of the Guaranteed Parties, shall have the right to enforce, from time to time, in any order and at Administrative Agent’s or Collateral Agent’s Permitted Discretion, any rights, powers and remedies which Administrative Agent, Collateral Agent or the Guaranteed Parties may have under, and in accordance with, the Loan Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and each Guarantor shall be liable to the Guaranteed Parties hereunder for any deficiency resulting from the exercise by Administrative Agent or Collateral Agent, on behalf of the Guaranteed Parties, of any such right or remedy even though any rights that such Guarantor may have against Borrower, any other Obligor or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of each Guaranteed Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by Law or in equity. The rights of the Guaranteed Parties hereunder are not conditional or contingent on any attempt by any Guaranteed Party to exercise any of its rights or exhaust any recourse under any other Loan Document against any Obligor or any other Person.

Section 7.                                          Limited Subrogation.

(a)                                 Until all of the Loans and other amounts due under the Credit Agreement have been paid and performed in full and all Commitments terminated, no Guarantor shall have any right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security (if any) in connection with this Guaranty (including any right of subrogation under any Law, as amended), and each Guarantor hereby waives any rights to enforce any remedy which such

Guarantor may have against Borrower or any other Obligor and any right to participate in any Security until such time. If any amount shall be paid to any Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Loans and other amounts due under the Credit Agreement shall not have been paid in full, such amount shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to Administrative Agent in the same form as so received (with any necessary endorsement or arrangement) to be then or at any time thereafter applied in whole or in part by Administrative Agent against all or any portion of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(b)                                 If any Guarantor shall make payment to Administrative Agent of all or any portion of the Guaranteed Obligations and if all of the Loans and other amounts due under the Credit Agreement shall be paid in full and all Commitments terminated, Administrative Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor; provided that such transfer shall be subject to Section 2(b) above and that without the consent of Administrative Agent (which Administrative Agent may withhold in its discretion) such Guarantor shall not have the right to be subrogated to any claim or right against any Obligor if: (i) such Obligor has become owned by any Guaranteed Party or the ownership of such Obligor has otherwise changed in the course of enforcement of the Loan Documents, or (ii) Administrative Agent has otherwise released or wishes to release such Obligor from its Guaranteed Obligations.

Section 8.                                          Successors and Assigns. No Guarantor’s rights or obligations (or both) hereunder may be assigned or delegated except pursuant to a transaction permitted by the Credit Agreement or any other Loan Document, and this Guaranty and such obligations shall pass to and be fully binding upon the successors of such Guarantor. This Guaranty shall apply to and inure to the benefit of each Guaranteed Party and its successors or permitted assigns (or both). Without limiting the generality of the immediately preceding sentence, each Guaranteed Party may, to the extent and in the manner provided for in the Credit Agreement, assign, grant a participation in, or otherwise transfer any Guaranteed Obligation held by it or any portion thereof, and each Guaranteed Party may, to the extent and in the manner provided for in the Credit Agreement, assign or otherwise transfer its rights or any portion thereof under any Loan Document, to any other Person, and such other Person shall thereupon become entitled to all of the benefits in respect thereof granted to such Guaranteed Party hereunder unless otherwise expressly provided by such Guaranteed Party in connection with such assignment or transfer.

Section 9.                                          Subordination and Offset. Except as not otherwise prohibited by the Credit Agreement, each Guarantor hereby subordinates and makes inferior to the Guaranteed Obligations any and all Indebtedness now or at any time hereafter owed by Borrower or any other Obligor to such Guarantor. Each Guarantor agrees that upon the occurrence and during the continuation of any Event of Default and upon receipt of notification from the Administrative Agent of its intent to exercise remedies, it will not permit Borrower or such Obligor to repay such Indebtedness or any part thereof or accept payment from Borrower or such Obligor of such Indebtedness or any part thereof without the prior written consent of the Required Lenders or except as may be expressly permitted by the Credit Agreement. If any Guarantor receives any such payment without the prior written consent of the Required Lenders, the amount so paid shall be held by such Guarantor in trust for the benefit of the Guaranteed Parties, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to Administrative Agent to be then or at any time thereafter applied in whole or in part by Administrative Agent against all or any portions of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Each Guarantor hereby grants to the Guaranteed Parties a right of offset to secure the payment of the Guaranteed Obligations and such Guarantor’s obligations and liabilities hereunder, which right of offset shall be upon any and all monies, securities and other property (and the proceeds therefrom) of such Guarantor now or hereafter held or received by or in transit to any Guaranteed Party from or for the account of such Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of such Guarantor at any time existing against any Guaranteed Party. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent is hereby authorized at any time and from time to time, without notice to any Guarantor, to offset to the fullest extent permitted by Law, appropriate and apply any and all items hereinabove referred to against the Guaranteed Obligations and such Guarantor’s obligations and liabilities hereunder irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such obligations and liabilities may be contingent or unmatured. Each Guaranteed Party agrees promptly to notify each Guarantor after any such offset and application made by such Guaranteed Party, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of the Guaranteed Parties under this section are in addition to, and shall not be limited by, any other rights and remedies (including other rights of offset) which any Guaranteed Party may have.

Section 10.                                   Representations and Warranties. Each Guarantor hereby represents and warrants to each Guaranteed Party that the representations and warranties in the Credit Agreement and the other Loan Documents insofar as they apply to such Guarantor are true and correct in all material respects (with no duplication of any materiality qualifier).

Section 11.                                   Covenants. Each Guarantor hereby agrees to observe and comply with each of the covenants and agreements made in the Credit Agreement, insofar as they refer to such Guarantor, or the assets, obligations, conditions, agreements, business, or actions of such Guarantor, as one of the Loan Parties, or to the Loan Documents to which such Guarantor is a party.

Section 12.                                   No Oral Change; Amendments; Guaranty Supplements. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Guarantor and Administrative Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of the Lenders as required under the Credit Agreement. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty,” “hereunder,” “hereof’ or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof’ or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 13.            Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 14.            Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section 15.            Term and Release. This Guaranty shall be irrevocable until the date on which all of the Loans and other amounts due under the Credit Agreement have been paid and performed in full (other than indemnity obligations that survive the termination of this Guaranty for which no notice of claims has been received by any Guarantor), the Commitment has terminated, and Guaranteed Parties have no obligation to make any loans or other advances to Borrower or any other Obligor; provided, in each case, this Guaranty shall thereafter be subject to reinstatement as provided in Section 2(b).  All extensions of credit and financial accommodations heretofore or hereafter made by any Guaranteed Party to any Obligor pursuant to the Credit Agreement shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.  Any Guarantor may be released from the Guaranteed Obligations hereunder in accordance with Sections 9.09(ii) and 10.01(a)(i) of the Credit Agreement.

Section 16.            Notices.  Any notice or communication required or permitted hereunder shall be given in the manner as provided in the Credit Agreement, addressed to the applicable address listed on the signature page hereto or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith.

Section 17.            Interest. The Guaranteed Parties and Guarantors intend to contract in strict compliance with applicable usury Law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantors are obligated are expressly incorporated herein by reference.    Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or other rate shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest or other rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.  The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Guaranty; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after demand, default and judgment. The rates of interest specified in this Guaranty are intended to be nominal rates and not effective rates and any interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

Section 18.            Counterparts; Fax. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty. This Guaranty may be validly executed and delivered by facsimile or other electronic transmission.

Section 19.            Governing Law; Jurisdiction; Etc.

(a)           Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(b)           Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each Guarantor hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to the Loan Documents and irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process. Each Guarantor consents to process being served in any action or proceeding of the nature referred to in paragraph (b) of this Section by mailing a copy thereof by registered or certified mail to such Guarantor at its address set forth in Section 16. Each Guarantor agrees that such service of process (i) shall be deemed in every respect effective and binding service of process upon such Guarantor in any such action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Guarantor. Nothing herein shall affect the right of any Guaranteed Party to serve process in any other manner permitted by law or shall limit the right of the Guaranteed Parties to bring proceedings against any Guarantor in the courts of any other jurisdiction.

(e)            Waiver of Jury Trial. EACH GUARANTOR AND EACH GUARANTEED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY GUARANTEED PARTY OR OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY GUARANTEED PARTY OR OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 20.            FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 21.            Taxes. Section 3.01 of the Credit Agreement shall be applicable, mutatis mutandis, to all payments required to be made by any Guarantor under this Guaranty.

Section 22.            Foreign Currency Guaranteed Obligations.  The Guarantors shall make payment relative to each Guaranteed Obligation in Dollars (the “original currency”). If any Guarantor makes payment relative to any Guaranteed Obligation to the Guaranteed Parties in a currency (the “other currency”) other than the original currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of the Guarantors hereunder in respect of such Guaranteed Obligation only to the extent of the amount of the original currency which the Guaranteed Parties are able to purchase with the amount of other currency they receive on the date of receipt in accordance with normal practice. If the amount of the original currency which the Guaranteed Parties are able to purchase is less than the amount of such currency originally due in respect of the relevant Guaranteed Obligation, the Guarantors shall indemnify and save the Guaranteed Parties harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Guaranteed Parties and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NISKA GAS STORAGE PARTNERS LLC

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

NISKA GAS STORAGE US LLC

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

NISKA GS HOLDINGS I, L.P.

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

NISKA GAS STORAGE LLC

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

NISKA GAS STORAGE US FINANCE CORP.

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

SALT PLAINS STORAGE, LLC

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

WILD GOOSE STORAGE, LLC

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

NISKA GAS TRANSPORT INC.

By:
Name:	Jason Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

Address:

STARKS GAS STORAGE L.L.C.

By:
Name:
Title:

Address:

NISKA GAS STORAGE OPERATIONS LLC

By:
Name:
Title:

Address:

NISKA MIDSTREAM LLC

By:
Name:
Title:

Address:

NISKA US GP LLC

By:
Name:
Title:

Address:

COASTAL BEND GAS STORAGE, LLC

By:
Name:
Title:

Address:

NISKA GAS STORAGE CANADA ULC

By:
Name:
Title:

Address:

NISKA CANADA GP ULC

By:
Name:
Title:

Address:

NISKA GAS STORAGE CANADA FINANCE CORP.

By:
Name:
Title:

Address:

AECO GAS STORAGE PARTNERSHIP

By:
Name:
Title:

Address:

NISKA PARTNERS MANAGEMENT ULC

By:
Name:
Title:

Address:

ACCESS GAS SERVICES INC.

By:
Name:
Title:

Address:

ACCESS GAS SERVICES (ONTARIO) INC.

By:
Name:
Title:

Address:

ENERSTREAM AGENCY SERVICES INC.

By:
Name:
Title:

Address:

NISKA PARTNERS COÖPERATIEF U.A.

By:
Name:
Title:	Managing Director A

By:
Name:
Title:	Managing Director B

Address:

EXHIBIT A

FORM OF GUARANTY SUPPLEMENT

               , 20

SWAN FINANCE LP
c/o Brookfield Infrastructure Group
1200 Smith Street, Suite 1200
Houston, TX 77002
Fax:  (713) 951-0209
Attention: Fred Day

Re:          Credit Agreement dated as of July   , 2015 (as amended, supplemented, restated, increased, extended or otherwise modified from time to time, the “Credit Agreement”), among Niska Gas Storage Partners LLC, a Delaware limited liability company (the “Borrower”), SWAN FINANCE LP, an Ontario limited partnership, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

Ladies and Gentlemen:

Reference is made to the Credit Agreement and to that certain Guaranty (as heretofore amended, supplemented, restated or otherwise modified, the “Original Guaranty”: such Original Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”) of even date therewith executed by Borrower, the other parties listed on the signature pages thereof and any other Additional Guarantors in favor of the Lender and each other Person to which any Obligation (as each such term is defined in the Credit Agreement referred to below) is owed (each a “Guaranteed Party” and collectively, the “Guaranteed Parties”). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty.

(a)           The undersigned (the “Additional Guarantor”) hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment and performance when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all of the Guaranteed Obligations, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and performance and not merely of collection.

(b)           The Additional Guarantor further agrees that, if (i) any payment made by Borrower or any other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of any Collateral are required to be returned by any Guaranteed Party to Borrower, its estate, trustee, receiver or any other Person, including any Guarantor, under any Debtor Relief Law, equitable cause or any other requirement of Law, then, to the extent of such payment or repayment, the Additional Guarantor’s liability hereunder (and any Lien or other Security securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, the Guaranty shall have been cancelled or surrendered (and if any Lien or other Security securing the Additional Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), the Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Additional Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation). Any transfer by subrogation which is made as contemplated in Section 7 of the Guaranty prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in the Guaranteed Parties. If either Borrower or any other Obligor shall for any reason fail to perform promptly any Guaranteed Obligation as and when such Guaranteed Obligation shall become due and, in the case of a payment obligation, payable (whether by stated maturity, acceleration or otherwise), the Additional Guarantor will jointly with the other Guarantors and severally forthwith, upon demand by Administrative Agent, on behalf of the Guaranteed Parties, cause such Guaranteed Obligation to be performed or, if specified by Administrative Agent, provide sufficient funds, in such amount and manner as Administrative Agent shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by Administrative Agent or such other Person as Administrative Agent shall designate.

(c)           Any term or provision of the Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations for which the Additional Guarantor shall be liable shall not exceed the maximum amount for which the Additional Guarantor can be liable without rendering the Guaranty or any other Loan Document, as it relates to the Additional Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of any other applicable Debtor Relief Law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (i) to all other liabilities of the Additional Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws and (ii) to the value of assets of the Additional Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) after giving effect to any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by the Additional Guarantor pursuant to (A) applicable requirements of Law, (B) Section 3 of the Guaranty or (C) any other contractual obligations providing for an equitable allocation among the Additional Guarantor and other Subsidiaries or Affiliates of Borrower of obligations arising under the Guaranty or other guaranties of the Guaranteed Obligations by such parties.

Section 2.              Obligations Under the Guaranty. Pursuant to Section 12 of the Guaranty, the Additional Guarantor hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The Additional Guarantor further agrees, as of the date first above written, that each reference in the Guaranty to an “Additional Guarantor,” an “Affiliate Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.              Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 4.              GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(Remainder of Page Intentionally Left Blank; Signature Page Follows

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Very truly yours,

[Name of additional guarantor]

By:

Print Name:

Print Title:

EXHIBIT C

FORM OF

COMPLIANCE CERTIFICATE

Financial Statement Date:              ,

To:          Swan Finance LP, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July   , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Niska Gas Storage Partners LLC, Swan Finance LP, as Administrative Agent, and the Lenders party thereto. Unless otherwise defined herein, the terms defined in the Credit Agreement are used herein as defined therein. This Certificate is delivered pursuant to Section 6.02(b) of the Credit Agreement.

[I, [NAME], hereby certify as of the date hereof that I am the [OFFICE](3) of Borrower, and that, as such, I am authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower.  I hereby certify in such capacity as follows:

[Use following paragraph 1 for Fiscal Year-end financial statements]

Attached hereto as Schedule 1 are the year-end unaudited financial statements of the Borrower and its Subsidiaries required by Section 6.01(a) of the Credit Agreement for the Fiscal Year ended as of the above date.

[Use following paragraph 1 for Fiscal Quarter—end financial statements]

1.

a)             Attached hereto as Schedule 1 are the year-end unaudited financial statements of the Borrower and its Subsidiaries required by Section 6.01(a) of the Credit Agreement for the Fiscal Year ended as of the above date.

[Use following paragraph 1 for Fiscal Quarter—end financial statements]

1.             (a)          Attached hereto as Schedule 1 are the unaudited financial statements of the Borrower and its Subsidiaries required by Section 6.01(b) of the Credit Agreement for the Fiscal Quarter ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, partners’ capital and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as of such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

(3)  Must be chief executive officer, chief financial officer, treasurer or controller.

2.             I have reviewed and am familiar with the terms of the Credit Agreement and have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.             A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period the Borrower and its Subsidiaries performed and observed their Obligations under the Loan Documents, and

[select one:]

[as of the date hereof, no Default has occurred and is continuing.]

—or—

[the following is a list of each Default that has occurred and is continuing as of the date hereof, along with a description of the period of its existence, its nature and its status:]

4.             The representations and warranties of (i) the Borrower contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of              ,      .

NISKA GAS STORAGE PARTNERS LLC

By:
Name:
Title:

SCHEDULE 1
to the Compliance Certificate

Financial Statements of the Borrower and its Subsidiaries

EXHIBIT D

FORM OF

LOAN NOTICE

Date:             ,

To:          Swan Finance LP, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July   , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Niska Gas Storage Partners LLC, as the Borrower, Swan Finance LP, as the Administrative Agent, and the Lenders from time to time party thereto. Unless otherwise defined herein, the terms defined in the Credit Agreement are used herein as defined therein.

The Borrower hereby requests a Borrowing of Loans under the Credit Agreement:

1.             On                           (a Business Day).

2.             In the principal amount of                  .

3.             To be funded via the following wire transfer instructions:

[WIRE TRANSFER INSTRUCTIONS]

The Borrowing of Loans requested herein complies with Section 2.01 of the Credit Agreement.

NISKA GAS STORAGE PARTNERS LLC

By:
Name:
Title:

EXHIBIT E

FORM OF

SOLVENCY CERTIFICATE

OF

NISKA GAS STORAGE PARTNERS LLC

This Solvency Certificate (this “Certificate”) of Niska Gas Storage Partners LLC, a Delaware limited liability company (the “Company”), is delivered pursuant to Section 4.01(a)(vi) of that certain Credit Agreement dated as of July   , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Company, BIF II Swan Finance Co. (Delaware) LLC, a Delaware limited liability company, as Administrative Agent, and the Lenders party thereto.  Unless otherwise defined herein, the terms defined in the Credit Agreement are used herein as defined therein.

I, Vance E. Powers, being the Chief Financial Officer of the Company, hereby certify in my capacity as Chief Financial Officer of the Company, not in my individual capacity, as follows:

1.             I have reviewed the Credit Agreement and the other Loan Documents (collectively, the “Transaction Documents”) and such other documents as I have deemed relevant for purposes of this Certificate, and have made such investigations as I have deemed necessary or advisable for purposes of this Certificate.

2.             As of the date hereof, upon giving effect to the execution of the Transaction Documents and the consummation of the transactions contemplated thereby:

(a)           the fair value of the property of the Loan Parties, on a consolidated basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Loan Parties, on a consolidated basis (the amount of contingent liabilities at any time being computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability);

(b)           the present fair salable value of the assets of the Loan Parties, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Loan Parties, on a consolidated basis, on their debts as they become absolute and matured;

(c)           no Loan Party intends to, and no Loan Party believes that it will, incur debts or liabilities beyond the Loan Parties’ ability, on a consolidated basis, to pay such debts and liabilities as they mature; and

(d)           no Loan Party is engaged in business or a transaction, and no US Loan Party is about to engage in business or a transaction, for which the Loan Parties’ property, on a consolidated basis, would constitute an unreasonably small capital.

IN WITNESS WHEREOF, this Certificate is executed as of             ,     .

NISKA GAS STORAGE PARTNERS LLC

By:
Name:	Vance E. Powers
Title:	Chief Financial Officer

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July   . 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Niska Gas Storage Partners LLC, Swan Finance LP, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or any successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July   . 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Niska Gas Storage Partners LLC, Swan Finance LP, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or any successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [  ]. 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Niska Gas Storage Partners LLC, Swan Finance LP, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY (or any successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (or any successor form(s)) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [  ]. 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Niska Gas Storage Partners LLC, Swan Finance LP, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY (or any successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (or any successor form(s)) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]